As filed with the Securities and Exchange Commission on July 8, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Prestige Brands, Inc.

GUARANTORS LISTED ON SCHEDULE A HERETO
(Exact name of registrant as specified in its charter)

Delaware	2834	80-0091750
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Prestige Brands, Inc.
90 North Broadway
Irvington, New York 10533
Telephone: (914) 524-6810

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric S. Klee
Secretary and General Counsel
Prestige Brands, Inc.
90 North Broadway
Irvington, New York 10533
Telephone: (914) 524-6878
Facsimile: (914) 524-7488

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark F. McElreath
Alston & Bird LLP
90 Park Avenue
New York, New York 10016
Telephone: (212) 210-9595
Facsimile: (212) 210-9444

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE
		Amount of
Title of Each Class of	Amount to be	Registration
Securities to be Registered	Registered	Fee (1)
8.25% Senior Notes due 2018	$100,024,000	$11,613
Guarantees of 8.25% Senior Notes due 2018	N/A		(2)
Total	$100,024,000	$11,613

(1)	The registration fee was computed pursuant to Rule 457(o) under the Securities Act of 1933 based on the maximum aggregate offering price.

(2)	No additional registration fee is due for guarantees pursuant to Rule 457(n) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A
GUARANTORS

Exact Name of Additional Registrants*	Primary Standard Industrial Classification Number	Jurisdiction of Formation	I.R.S. Employer Identification Number
Prestige Brands Holdings, Inc.	2834	Delaware	20-1297589
Prestige Personal Care Holdings, Inc.	2834	Delaware	80-0091757
Prestige Personal Care, Inc.	2834	Delaware	80-0091755
Prestige Services Corp.	2834	Delaware	26-0715445
Prestige Brands Holdings, Inc.	2834	Virginia	65-1026844
Prestige Brands International, Inc.	2834	Virginia	59-3606733
Medtech Holdings, Inc.	2834	Delaware	94-3335024
Medtech Products Inc.	2834	Delaware	83-0318374
The Cutex Company	2834	Delaware	74-2899000
The Denorex Company	2834	Delaware	75-2993424
The Spic and Span Company	2834	Delaware	06-1605546
Blacksmith Brands, Inc.	2834	Delaware	27-0949126

*
The address for each of the Additional Registrants is c/o Prestige Brands, Inc., 90 North Broadway, Irvington, New York 10533, telephone: (914) 524-6810.  The name, address, including zip code, of the agent for service for each Additional Registrant is Eric S. Klee, Secretary and General Counsel, Prestige Brands, Inc., 90 North Broadway, Irvington, New York 10533, telephone: (914) 524-6878.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the SEC is effective.   This prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offering is not permitted.

Subject to Completion
Preliminary prospectus dated July 8, 2011

PROSPECTUS

Prestige Brands, Inc.

Exchange Offer for
$100,024,000
8.25% Senior Notes due 2018

We are offering to exchange:

up to $100,024,000 of our new, registered 8.25% Senior Notes due 2018 for

a like amount of our outstanding unregistered 8.25% Senior Notes due 2018

We are offering to exchange up to $100,024,000 aggregate principal amount of our new 8.25% Senior Notes due 2018, which have been registered under the Securities Act of 1933, as amended, or the Securities Act, referred to in this prospectus as the “exchange notes,” for up to $100,000,000 aggregate principal amount of our outstanding unregistered 8.25% Senior Notes due 2018, referred to in this prospectus as the “new notes,” which were issued on November 1, 2010 in a transaction not requiring registration under the Securities Act.  The new notes were issued under the first supplemental indenture to the indenture pursuant to which, on March 24, 2010, we issued $150,000,000 aggregate amount of 8.25% senior notes due 2018, which we refer to in this prospectus as the “initial notes.”  We are offering you exchange notes, with terms substantially identical to those of the new notes, in exchange for new notes in order to satisfy our registration obligations from the previous issuance of the new notes.  We are also offering you exchange notes for up to $24,000 aggregate principal amount of our outstanding unregistered initial notes that were not tendered in a prior exchange offer.  The exchange notes, the new notes, and the initial notes are collectively referred to in this prospectus as the “notes.”  The exchange notes are senior unsecured obligations and are fully and unconditionally guaranteed on a senior unsecured basis by Prestige Brands Holdings, Inc. and certain of its subsidiaries.

Investing in the notes involves risks.  See “Risk Factors” starting on page 7 of this prospectus for a discussion of risks associated with investing in the exchange notes and with the exchange of new notes for the exchange notes offered hereby, as well as the risk factors regarding our business beginning on page 14 of our Annual Report on Form 10-K for our year ended March 31, 2011, which is incorporated herein by reference.

We will exchange the exchange notes for all new notes that are validly tendered and not withdrawn before expiration of the exchange offer.  You may withdraw tenders of new notes at any time prior to the expiration of the exchange offer.  The exchange offer expires at 5:00 p.m., New York time, on                   , 2011, unless extended.  We currently do not intend to extend the expiration date.  The exchange procedure is more fully described in “The Exchange Offer — Procedures for Tendering.”  If you fail to tender your new notes, you will continue to hold unregistered notes that you will not be able to transfer freely.

The terms of the exchange notes are substantially identical to those of the new notes, except that the transfer restrictions and registration rights applicable to the new notes do not apply to the exchange notes.  See “Description of the Exchange Notes” for more details on the terms of the exchange notes.  We will not receive any proceeds from the exchange offer.

There is no established trading market for the exchange notes or the new notes.  The exchange of new notes for exchange notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes.  See “Certain U.S. Federal Income Tax Considerations.”  All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act.  See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.  We are not asking you for a proxy and you are requested not to send us a proxy.

The date of this prospectus is                     , 2011.

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  We are not, and the initial purchasers are not, making an offer of these securities in any jurisdiction where the offer is not permitted.  You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

TABLE OF CONTENTS

About this Prospectus	i
Where You Can Find Additional Information	ii
Information Incorporated by Reference	ii
Presentation of Information	iii
Cautionary Statement Regarding Forward-Looking Statements	iv
Summary	1
Risk Factors	7
The Exchange Offer	12
Use of Proceeds	19
Selected Historical Consolidated Financial Data	20
Description of Other Indebtedness	22
Description of the Exchange Notes	25
Description of the New Notes	68
Book Entry, Settlement and Clearance	69
Certain U.S. Federal Income Tax Considerations	71
Plan of Distribution	72
Certain ERISA Considerations	72
Legal Matters	73
Independent Registered Public Accounting Firm	73

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC.  We may add, update or change in a prospectus supplement any information contained in this prospectus.  You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Where You Can Find Additional Information” and “Information Incorporated by Reference” before you make any investment decision.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  We are offering to exchange new notes for exchange notes only in jurisdictions where such offers are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any actual exchange of new notes for exchange notes.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes offered hereby.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement, as may be amended from time to time, or the exhibits and schedules filed therewith.  For further information with respect to us and the exchange notes offered hereby, please see the registration statement, as may be amended from time to time, and the exhibits and schedules filed with, and incorporated by reference into, the registration statement.  Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement, as applicable.  A copy of the registration statement, as may be amended from time to time, and the exhibits and schedules filed with, and incorporated by reference into, the registration statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the SEC.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

In addition, our parent corporation, Prestige Brands Holdings, Inc., files annual, quarterly and current reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information are available for inspection without charge at the SEC’s public reference room.  The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the SEC’s website is www.sec.gov.  Prestige Brands Holdings, Inc.’s SEC filings are also available at the office of the New York Stock Exchange.  For further information on obtaining copies of Prestige Brands Holdings, Inc.’s public filings at the New York Stock Exchange, you should call (212) 656-5060.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  Any information that we reference this way is considered part of this prospectus.  The information in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede the information in this prospectus.

We incorporate by reference important business and financial information from the documents listed below and all documents filed with the SEC by Prestige Brands Holdings, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus until the closing date of the exchange offer (except for information furnished under Item 2.02 or Item 7.01 of any Current Reports on Form 8-K, which is not deemed to be filed and is not incorporated by reference herein) from their respective filing dates so long as the registration statement of which this prospectus is a part remains effective:

•	Prestige Brands Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, filed with the SEC on May 13, 2011; and

•	Prestige Brands Holdings, Inc.’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 30, 2011.

We are not, however, incorporating by reference any documents or portions thereof submitted to the SEC by Prestige Brands Holdings, Inc., whether specifically listed above, or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to items 2.02 or 7.01 of Form 8-K or exhibits related thereto.

Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain a copy of the documents we file with the SEC as described under “Where You Can Find Additional Information.”  In addition, Prestige Brands Holdings, Inc. will provide a copy of the documents it incorporates by reference (including any exhibits specifically incorporated by reference in such documents), at no cost, to any person who receives this prospectus and makes a written or oral request for such documents.  To request a copy of any or all of these documents, you should write or telephone Prestige Brands Holdings, Inc. at: 90 North Broadway, Irvington, New York 10533, Attention: Secretary (telephone: 914-524-6810).  Such documents are also available on Prestige Brands Holdings, Inc.’s website (http://www.prestigebrands.com).  The information found on Prestige Brands Holdings, Inc.’s website is not incorporated by reference into this prospectus and is mentioned for reference purposes only.

In order to obtain timely delivery, security holders must request the information no later than                 , 2011, which is five business days before the expiration date of the exchange offer.

The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding new notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

PRESENTATION OF INFORMATION

In this prospectus, unless the context requires otherwise:

•
When discussing the business, financial condition and operations in this prospectus, the words “Prestige Holdings,” “we,” “us,” and “our” refer to Prestige Brands Holdings, Inc. and its consolidated subsidiaries, including Prestige Brands, Inc.;

•
Only when discussing the terms of the notes and the exchange offer in this prospectus, the words “the issuer,” “we,” “us,” and “our” refer to Prestige Brands, Inc., the issuer of the notes and a wholly-owned subsidiary of Prestige Brands Holdings, Inc.;

•
“initial purchasers” refers to the firms who were the initial purchasers of the new notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated (f/k/a Banc of America Securities LLC) and Deutsche Bank Securities Inc.; and

•	Where appropriate, references to new notes shall also mean the up to $24,000 aggregate principal amount of unregistered initial notes that may be tendered pursuant to the exchange offer.

Our fiscal year ends on March 31.  Fiscal years are identified in this prospectus according to the calendar year in which such fiscal year ends.  For example, the fiscal year ended March 31, 2011, is sometimes referred to herein as “fiscal 2011” and “fiscal year 2011.”

Trademarks and trade names used in this prospectus are the property of Prestige Brands Holdings, Inc. or its subsidiaries, as the case may be, unless otherwise noted.  We have utilized the ® and TM symbols the first time each trademark or trade name appears in this prospectus, and have italicized our trademarks and trade names when they appear in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (or the PSLRA).  The following cautionary statements are being made pursuant to the provisions of the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA.  Although we believe that our expectations are based on reasonable assumptions, actual results may differ materially from those in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus.  Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information, future events or otherwise.  As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on forward-looking statements included or incorporated by reference in this prospectus or that may be made elsewhere from time to time by, or on behalf of, us.  All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases.  Forward-looking statements and our plans and expectations are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, and our business in general is subject to such risks.  For more information, see the “Risk Factors” section of this prospectus.  In addition, our expectations or beliefs concerning future events involve risks and uncertainties, including, without limitation:

•	General economic conditions affecting our products and their respective markets;

•	Our ability to increase organic growth via new product introductions or line extensions;

•	The high level of competition in our industry and markets (including, without limitation, vendor and stock keeping unit (or SKU) rationalization and expansion of private label product offerings);

•	Our ability to invest in research and development;

•	Our dependence on a limited number of customers for a large portion of our sales

•	Disruptions in our distribution center;

•	Acquisitions, dispositions or other strategic transactions diverting managerial resources, or incurrence of additional liabilities or integration problems associated with such transactions;

•	Changing consumer trends or pricing pressures that may cause us to lower our prices;

•	Increases in supplier prices and transportation and fuel charges;

•	Our ability to protect our intellectual property rights;

•	Shortages of supply of sourced goods or interruptions in the manufacturing of our products;

•	Our level of indebtedness, and ability to service our debt;

•	Any adverse judgments rendered in any pending litigation or arbitration;

•	Our ability to obtain additional financing; and

•	The restrictions on our operations imposed by our senior secured credit facilities and the indenture governing the notes.

SUMMARY

The following summary contains important information about us and the exchange offer but may not contain all of the information that may be important to you in making a decision to tender your new notes.  For a more complete understanding of our company and the exchange offer, we urge you to read carefully this entire prospectus, including the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections and the consolidated financial statements and related notes, and other information incorporated by reference herein, which are described under “Where You Can Find Additional Information” and “Information Incorporated by Reference.”  Unless the context requires otherwise, all descriptions relating to business operations, business risks, strategies and management refer to Prestige Holdings and its consolidated subsidiaries.

Our Business

We sell well-recognized, brand name over-the-counter healthcare and household cleaning products largely in North America.  We use the strength of our brands, our established retail distribution network, a low-cost operating model and our experienced management team to our competitive advantage to compete in these categories, and as a result, grow our sales and profits.

Our products are sold through multiple channels, including mass merchandisers, drug, grocery, dollar and club stores, which reduces our exposure to any single distribution channel.

While we perform the production planning and oversee the quality control aspects of the manufacturing, warehousing and distribution of our products, we outsource the operating elements of these functions to entities that offer expertise in these areas and cost efficiencies due to economies of scale.  Our operating model allows us to focus on our sales and marketing programs and product development and innovation, which we believe enables us to achieve attractive margins while minimizing capital expenditures and working capital requirements.

We have developed our brand portfolio through the acquisition of strong and well-recognized brands from larger consumer products and pharmaceutical companies, as well as other brands from smaller private companies.  While the brands we have purchased from larger consumer products and pharmaceutical companies have long histories of support and brand development, we believe that at the time we acquired them they were considered “non-core” by their previous owners.  Consequently, these brands did not benefit from the focus of senior level personnel or strong marketing support.  We also believe that the brands we have purchased from smaller private companies were constrained by the limited financial resources of their prior owners.  After adding a brand to our portfolio, we seek to increase its sales, market share and distribution in both new and existing channels through our established retail distribution network.  We pursue this growth through increased advertising and promotion, new sales and marketing strategies, improved packaging and formulations and innovative new products.  Our business, business model and growth strategy face various risks that are described in the “Risk Factors” section of this prospectus.

Our principal executive offices are located at 90 North Broadway, Irvington, New York 10533, and our telephone is (914) 524-6810.  We maintain a website at www.prestigebrandsinc.com.  Our Internet website, and the information contained on it, are not to be considered part of this prospectus.

THE EXCHANGE OFFER

On November 1, 2010, we completed the private offering of $100.0 million aggregate principal amount of our 8.25% Senior Notes due 2018.  As part of that offering, we entered into a registration rights agreement with the initial purchasers of the new notes in which we agreed, among other things, to complete an exchange offer for the new notes.  On March 24, 2010, we completed the private offering of $150.0 million aggregate principal amount of our initial notes.  All of the initial notes were tendered in a prior exchange offer except for $24,000 aggregate principal amount of initial notes.  As such, we are also offering exchange notes for up to $24,000 aggregate principal amount of our outstanding unregistered initial notes that were not tendered in the prior exchange offer.  The summary below describes the principal terms of the exchange offer and the exchange notes.  Certain of the terms and conditions described below are subject to important limitations and exceptions.  The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

New Notes	8.25% Senior Notes due 2018.

Exchange Notes
Notes of the same series of the new notes, the issuance of which has been registered under the Securities Act.  The terms of the exchange notes are substantially identical to those of the new notes, except that the transfer restrictions, registration rights, and additional interest provisions relating to the new notes do not apply to the exchange notes.

Terms of the Exchange Offer
We are offering to exchange a like amount of exchange notes for our new notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  In order to be exchanged, a new note must be properly tendered and accepted.  All new notes that are validly tendered and not withdrawn will be exchanged.  As of the date of this prospectus, there is $100,024,000 aggregate principal amount of 8.25% Senior Notes due 2018 outstanding.  We will issue the exchange notes promptly after the expiration of the exchange offer.

Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2011, unless extended or earlier terminated.  “Expiration date” means such time and date or, if the exchange offer is extended, the latest time and date to which the exchange offer is so extended.  We may extend the expiration date, in our sole discretion, from time to time as necessary.

How to Tender the New Notes
To validly tender your new notes pursuant to the exchange offer, you must deliver the tendered new notes, the letter of transmittal and the related documents to the depositary (or comply with the procedures of The Depository Trust Company’s (which we refer to as DTC) Automated Tender Offer Program (which we refer to as ATOP)) on or before the expiration date.

•      A holder whose new notes are held in certificated form must properly complete and execute the letter of transmittal, and deliver such letter of transmittal and the tendered new notes to the depositary, with any other required documents, on or before the expiration date.

•      A holder whose new notes are held by a custodian bank, broker, dealer, trust company or other nominee must contact such nominee if such holder desires to tender his, her or its new notes and instruct such nominee to tender the new notes on the holder’s behalf.

• Holders who are DTC participants must tender their beneficial interest in the new notes electronically through ATOP.

See “The Exchange Offer — Procedures for Tendering.”

Acceptance of New Notes for Exchange; Issuance of Exchange Notes
Subject to the conditions stated in “The Exchange Offer — Conditions to the Exchange Offer,” we will accept for exchange any and all new notes that are properly tendered in the exchange offer before the expiration date.  The exchange notes will be delivered promptly after the expiration date.

Interest Payments on the Exchange Notes
The exchange notes will bear interest from the date interest was most recently paid.  If your new notes are accepted for exchange, then you will receive interest on the exchange notes (including any accrued but unpaid additional interest on the new notes) and not on the new notes.

Withdrawal Rights
New notes tendered pursuant to the exchange offer may be validly withdrawn at any time prior to the expiration date, but not thereafter, unless we are otherwise required by applicable law to permit the withdrawal or unless the exchange offer is terminated without any new notes being tendered thereunder, by following the procedures described herein.  See “The Exchange Offer — Withdrawal Rights.”

Conditions to the Exchange Offer
The exchange offer is subject to customary conditions.  We may assert or waive these conditions in our sole discretion.  If we materially change the terms of the exchange offer, we will resolicit tenders of the new notes.  See “The Exchange Offer — Conditions to the Exchange Offer” for more information.

Resales of Exchange Notes
We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are acquiring the exchange notes in the ordinary course of your business;

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the exchange notes;

• you are not an “affiliate” of ours; and

•      you are not a broker-dealer.

If you fail to satisfy any of the foregoing conditions, you will not be permitted to tender your new notes in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of your new notes unless such sale is made pursuant to an exemption from such requirements.  We will not assume, or indemnify you against, any liability arising from your failure to satisfy any of the requirements of the Securities Act and the rules and regulations promulgated thereunder.

Each broker or dealer that receives exchange notes for its own account in exchange for new notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale or other transfer of the exchange notes issued in the exchange offer.  A broker-dealer may use this prospectus for an offer to resell or otherwise transfer the exchange notes.  See “The Exchange Offer — Resales of Exchange Notes.”

Exchange Agent
U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer.  The address and telephone and facsimile numbers of the exchange agent are listed under the heading “The Exchange Offer — Exchange Agent.”

Use of Proceeds
We will not receive any proceeds from the issuance of exchange notes in the exchange offer.  We will pay all expenses incident to the exchange offer.  See “Use of Proceeds” and “The Exchange Offer — Fees and Expenses.”

Certain U.S. Federal Income Tax Considerations

The exchange of new notes for exchange notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes.  See “Certain U.S. Federal Income Tax Considerations.”

Consequences of Not Exchanging New Notes

If you do not exchange your new notes in the exchange offer, your new notes will continue to be subject to the restrictions on transfer currently applicable to the new notes.  In general, you may offer or sell your new notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

After the exchange offer is closed, we will no longer have an obligation to register the new notes, except in limited circumstances.  Please see the risk factor entitled, “If you fail to properly exchange your new notes for exchange notes, you will continue to hold new notes which are subject to transfer restrictions, and the liquidity of the trading market, if any, for any untendered new notes may be substantially limited” on page 7.

THE EXCHANGE NOTES

The summary below describes the principal terms of the exchange notes.  Certain of the terms and conditions described below are subject to important limitations and exceptions.  The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	Prestige Brands, Inc.

Notes Offered	$100,024,000 aggregate principal amount of 8.25% Senior Notes due 2018.

Maturity Date	April 1, 2018.

Interest	Interest on the exchange notes will accrue at a rate of 8.25% per year, payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing October 1, 2010.

Guarantees
The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by Prestige Holdings and all of its domestic subsidiaries, other than Prestige Brands, Inc.

Ranking	The exchange notes and guarantees will constitute senior unsecured debt and will:

• rank equally in right of payment with all of our and the guarantors’ existing and future senior debt;

• be senior in right of payment to all of our and the guarantors’ existing and future subordinated debt;

• be effectively junior to our and the guarantors’ existing and future secured debt to the extent of the value of the assets securing such debt; and

• be structurally subordinated to all of the existing and future liabilities of each of our subsidiaries that do not guarantee the exchange notes.

As of March 31, 2011, we had $492.0 million of senior debt outstanding (including the new notes), of which approximately $242.0 million would have effectively ranked senior to the exchange notes to the extent of the collateral securing such debt.  In addition, as of March 31, 2011, $40.0 million was available for borrowing under our revolving credit facility, all of which would effectively rank senior to the exchange notes to the extent of the collateral securing such debt.

Optional Redemption
We may redeem some or all of the exchange notes at any time prior to April 1, 2014, at a redemption price equal to 100% plus a make-whole premium and on or after April 1, 2014, at the redemption prices set forth under “Description of the Exchange Notes — Optional Redemption.”

At any time prior to April 1, 2013, we may redeem up to 35% of the aggregate principal amount of the exchange notes in an amount not to exceed the amount of proceeds of one or more equity offerings, at a price equal to 108.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the original aggregate principal amount of the exchange notes issued remains outstanding after the redemption.

Change of Control
Upon the occurrence of a change of control, you will have the right, as a holder of exchange notes, to require us to repurchase all of your exchange notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.  See “Description of the Exchange Notes — Repurchase at the Option of Holders Upon a Change of Control.”

Certain Covenants	The indenture governing the exchange notes contains certain covenants that limit, among other things, our ability and the ability of our restricted subsidiaries (as defined in the indenture) to:

• incur additional indebtedness;

• pay dividends or make other restricted payments;

• make certain investments;

• create or permit certain liens;

• sell assets;

• create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or other distributions to us;

• engage in transactions with affiliates; and

• consolidate or merge with or into other companies or sell all or substantially all of our assets.

These covenants are subject to a number of important exceptions and limitations, which are described under “Description of the Exchange Notes — Certain Covenants.”

Use of Proceeds	We will not receive proceeds from the issuance of the exchange notes offered hereby.

Absence of an Established Market for the Exchange Notes	The exchange notes will be fungible with an existing class of securities for which there is currently no market. We cannot assure you that a liquid market for the exchange notes will develop.

You should carefully consider all of the information set forth in this prospectus, and in particular, should evaluate the specific factors set forth in the section entitled “Risk Factors” for an explanation of certain risks of investing in the notes.  For a description of risk related to our industry and business, you should also evaluate the specific risk factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2011, which is incorporated by reference herein.

RISK FACTORS

Before you tender your new notes, you should consider the following risk factors in addition to the other information included or incorporated by reference in this prospectus, including the specific risk factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011.  Any of the risk factors incorporated herein by reference from our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and the following risks could harm our business and financial results and/or cause the value of the notes to decline, which in turn could cause you to lose all or part of your investment.  The risks incorporated herein by reference and set forth below are not the only ones facing our company.

Risks Related to the Exchange Notes and the Exchange Offer

If you fail to properly exchange your new notes for exchange notes, you will continue to hold new notes which are subject to transfer restrictions, and the liquidity of the trading market, if any, for any untendered new notes may be substantially limited.

We will only issue exchange notes in exchange for new notes that you timely and properly tender.  You should allow sufficient time to ensure timely delivery of the new notes, and you should carefully follow the instructions on how to tender your new notes set forth under “The Exchange Offer — Procedures for Tendering” and in the letter of transmittal that accompanies this prospectus.  Neither we nor the exchange agent are required to notify you of any defects or irregularities relating to your tender of new notes.

If you do not exchange your new notes for exchange notes in the exchange offer, the new notes you hold will continue to be subject to the existing transfer restrictions.  In general, you may not offer or sell the new notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.  We do not plan to register the new notes under the Securities Act.  If you continue to hold any new notes after the exchange offer is completed, you may have trouble selling them because of the restrictions on transfer.

Because we anticipate that most holders of new notes will elect to participate in the exchange offer, we expect that the liquidity of the market for the new notes after completion of the exchange offer may be substantially limited.  Any new notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount at maturity of the new notes not exchanged.

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control.  We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the exchange notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the exchange notes.  Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time.  Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.  The terms of existing or future debt instruments and the indenture governing the exchange notes may restrict us from adopting some of these alternatives.  In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness.  In the absence of sufficient operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.  Our senior secured credit facilities and the indenture governing the exchange notes will restrict our ability to dispose of assets and use the proceeds from any such disposition.  We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.  These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Payment of principal and interest on the exchange notes will be effectively subordinated to our secured debt to the extent of the value of the assets securing that debt.

The exchange notes will be effectively subordinated to claims of our secured creditors to the extent of the value of the assets securing such claims, and the exchange note guarantees will be effectively subordinated to the claims of our secured creditors as well as the secured creditors of the guarantors.  Holders of our secured obligations, including obligations under our senior secured credit facilities, will have claims that are prior to claims of the holders of the exchange notes with respect to the assets securing those obligations.  In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, our assets and those of the guarantors will be available to pay obligations on the exchange notes and the exchange note guarantees only after holders of our senior secured debt have been paid the value of the assets securing such obligations.  Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the exchange notes.  See “Description of Other Indebtedness.”

Repayment of our debt, including the exchange notes, is dependent on cash flow generated by our subsidiaries and their ability to make distributions to us.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations.  Accordingly, repayment of our indebtedness, including the exchange notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise.  Unless they are guarantors of the exchange notes, our subsidiaries do not have any obligation to pay amounts due on the exchange notes or to make funds available for that purpose.  Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the exchange notes.  Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries.  While the indenture governing the exchange notes will limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions.  In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the exchange notes.

The exchange notes will be structurally subordinated to the existing and future liabilities of certain of our subsidiaries that are not guaranteeing the exchange notes.

Certain of our subsidiaries will not guarantee the exchange notes.  As a result, the exchange notes will be structurally subordinated to all existing and future liabilities of such non-guarantor subsidiaries.  Our rights and the rights of our creditors to participate in the assets of any non-guarantor subsidiary in the event that such a subsidiary is liquidated or reorganized will be subject to the prior claims of such subsidiary’s creditors.  As a result, all indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the exchange notes.  To the extent that we may be a creditor with recognized claims against any non-guarantor subsidiary, our claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by us.  Subject to restrictions contained in financing arrangements, our non-guarantor subsidiaries may incur additional indebtedness and other liabilities, all of which would rank structurally senior to the exchange notes.

As of March 31, 2011, our non-guarantor subsidiaries had approximately $0.2 million of total indebtedness and other liabilities, including trade payables and accrued expenses, all of which ranked structurally senior to the new notes.  For the year ended March 31, 2011, our non-guarantor subsidiaries represented approximately 1.2% of our net income, approximately 0.7% of our total assets and less than 0.1% of our total liabilities.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the exchange notes.

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facilities and the indenture governing the exchange notes, that is not waived by the required lenders, and any remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the exchange notes and could substantially decrease the market value of the exchange notes.  If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in our senior secured credit facilities and the indenture governing the exchange notes), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit facilities and the indenture governing the exchange notes.  In the event of such default,

•
the holders of such indebtedness could be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•
the lenders under our senior secured credit facilities and the indenture governing the exchange notes could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facilities and the indenture governing the exchange notes to avoid being in default.  If we breach our covenants under our senior secured credit facilities and the indenture governing the exchange notes and seek a waiver, we may not be able to obtain a waiver from the required lenders.  If this occurs, we would be in default under our senior secured credit facilities and the indenture governing the exchange notes, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the exchange notes upon a change of control.

Upon a change of control, as defined under the indenture governing the exchange notes, you will have the right to require us to offer to purchase all of the exchange notes then-outstanding at a price equal to 101% of the principal amount of the exchange notes, plus accrued interest.  In order to obtain sufficient funds to pay the purchase price of the outstanding exchange notes, we expect that we would have to refinance the exchange notes and our other debt instruments.  We cannot assure you that we would be able to refinance the exchange notes or our other debt instruments on reasonable terms, if at all.  Our failure to offer to purchase all outstanding exchange notes, or to purchase all validly tendered exchange notes would be an event of default under the indenture.  Such an event of default could cause the acceleration of our other debt.  Our future debt also could contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, the debt represented by the guarantees entered into by the guarantors may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws.  Under these laws, the guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of a guarantor if, among other things, such guarantor, at the time it entered into the guarantee:

•	received less than reasonably equivalent value or fair consideration for entering into the guarantee; and

•	one of the following applies:

•	was insolvent or rendered insolvent by reason of entering into a guarantee; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay such debts or contingent liabilities as they become due.

In addition, any payment by a guarantor could be voided and required to be returned to such guarantor, or to a fund for the benefit of the creditors of such guarantor under such circumstances.

If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the exchange notes would be solely creditors of our company and creditors of our other subsidiaries that have validly guaranteed the exchange notes.  The exchange notes then would be effectively subordinated to all obligations of the subsidiary whose guarantee was voided.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred.  Generally, however, a guarantor would be considered insolvent if:

•	The sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

•
The present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	It could not pay its debts or contingent liabilities as they become due.

To the extent that the claims of the holders of the exchange notes against any subsidiary were subordinated in favor of other creditors of such subsidiary, such other creditors would be entitled to be paid in full before any payment could be made on the exchange notes.  If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of the holders of the exchange notes.

Based upon financial and other information, we believe that the guarantees were incurred for proper purposes and in good faith and that each subsidiary that is a guarantor is solvent and will continue to be solvent after the exchange offer is completed, will have sufficient capital for carrying on its business after the exchange offer and will be able to pay its debts as they mature.  There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

There is no established public market for the exchange notes, and we cannot assure you that an active trading market for the exchange notes will develop.  If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all.  We do not intend to apply for listing the exchange notes on any securities exchange.  Future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.  We cannot assure you as to the development or liquidity of any trading market for the exchange notes.  The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes.  We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your exchange notes.  Therefore, we cannot assure you that you will be able to sell your exchange notes at a particular time or the price that you receive when you sell will be favorable.

If you hold the exchange notes in book-entry form, you must rely on the procedures of the relevant clearing systems to exercise any rights and remedies.

Unless and until definitive notes are issued in exchange for book-entry interests in the exchange notes, owners of the book-entry interests will not be considered owners or holders of exchange notes.  Instead, the common depositary, or its nominee, will be the sole holder of the exchange notes.

Payments of principal and interest and any other amounts owing on or in respect of the exchange notes in global form will be made to U.S. Bank National Association, as paying agent, which will make payments to DTC.  Thereafter, these payments will be credited to DTC participants’ accounts (including the Euroclear System (or Euroclear) and Clearstream Banking, société anonyme (which we refer to as Clearstream)) that hold book-entry interests in the notes in global form and credited by such participants to indirect participants.  After payment to DTC or the common depository, none of us, any of our affiliates, U.S. Bank National Association, as Trustee (which we refer to as the trustee), or any payment agent will have any responsibility or liability for any aspect of the records relating to, or payments of interest, principal or other amounts to, DTC, Euroclear and/or Clearstream or to owners of book-entry interests.

Unlike holders of the exchange notes themselves, owners of book-entry interests will not have the direct right to act upon solicitations for consents or requests for waivers or other actions from holders of the exchange notes.  Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC, Euroclear and/or Clearstream or, if applicable, from a participant.  We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

The lack of physical certificates could also:

•	Result in payment delays on your exchange notes because the trustee will be sending distributions on the exchange notes to DTC and Euroclear and Clearstream instead of directly to you;

•	Make it difficult for you to pledge your exchange notes if physical certificates are required by the party demanding the pledge; and

•	Hinder your ability to resell your exchange notes because some investors may be unwilling to buy securities that are not in physical form.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

In connection with the sale of the new notes, we entered into a registration rights agreement with the initial purchasers of the new notes, pursuant to which we agreed to use commercially reasonable efforts to file a registration statement with the SEC with respect to the exchange of the new notes for the exchange notes.  We are making the exchange offer to fulfill our contractual obligations under that agreement.  A copy of the registration rights agreement is included as an exhibit to the registration statement of which this prospectus is a part.

Pursuant to the exchange offer, we will issue the exchange notes in exchange for new notes.  The terms of the exchange notes are substantially identical to those of the new notes, except that the exchange notes (1) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the new notes and (2) will not have registration rights or provide for any increase in the interest rate related to the obligation to register.  See “Description of the Exchange Notes” and “Description of the New Notes” for more information on the terms of the respective notes and the differences between them.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of new notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.  Unless the context requires otherwise, the term “holder” in this section means any person in whose name the new notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose new notes are held of record by DTC who desires to deliver such new notes by book-entry transfer at DTC.

We make no recommendation to the holders of new notes as to whether to tender or refrain from tendering all or any portion of their new notes pursuant to the exchange offer.  In addition, no one has been authorized to make any such recommendation.  Holders of new notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of new notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements.

Terms of the Exchange

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange new notes that are properly tendered at or before the expiration time and not withdrawn as permitted below.  As of the date of this prospectus, $100,024,000 aggregate principal amount of new notes are outstanding.  This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of new notes known to us.  New notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiples of $1,000 in excess thereof.

Our acceptance of the tender of new notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 p.m. New York City time on                        , 2011; however, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date.  The term “expiration time” as used herein means the latest time and date to which we extend the exchange offer.  If we decide to extend the exchange offer period, we will then delay acceptance of any new notes by giving oral or written notice of an extension to the holders of new notes as described below.  During any extension period, all new notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.  Any new notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept new notes for exchange in the exchange offer is subject to the conditions described below under “— Conditions to the Exchange Offer.”  We may decide to waive any of the conditions in our sole discretion.  Furthermore, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any new notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading.  We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the new notes as promptly as practicable.  If we materially change the terms of the exchange offer, we will resolicit tenders of the new notes, file a post-effective amendment to the registration statement and provide notice to you.  If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the holders have at least five business days to tender or withdraw.  We will notify you of any extension by means of a press release or other public announcement no later than                         , 2011, the first business day after the previously scheduled expiration time.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration time, transmit to U.S. Bank National Association, the exchange agent, at the address listed under the heading “— Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•	if new notes are tendered in accordance with the book-entry procedures listed below, an agent’s message.

           In addition, a tendering holder must:

•	deliver certificates, if any, for the new notes to the exchange agent at or before the expiration time; or

•
deliver a timely confirmation of book-entry transfer of the new notes into the exchange agent’s account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent’s message.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

If the letter of transmittal is signed by a person other than the registered holder of new notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution.  The new notes must be endorsed or accompanied by appropriate powers of attorney.  In either case, the new notes must be signed exactly as the name of any registered holder appears on the new notes.

If the letter of transmittal or any new notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing.  Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering new notes pursuant to the exchange offer, each holder will represent to us that, among other things, the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes.  In the case of a holder that is not a broker-dealer, that holder, by tendering new notes pursuant to the exchange offer, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the exchange notes.

The method of delivery of new notes, letters of transmittal and all other required documents is at your election and risk.  If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested.  In all cases, you should allow sufficient time to assure timely delivery.  You should not send letters of transmittal or new notes to us.

If you are a beneficial owner whose new notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your new notes, you should promptly instruct the registered holder to tender on your behalf.  Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the new notes by causing DTC to transfer the new notes into the exchange agent’s account, including by means of ATOP.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the new notes surrendered for exchange are tendered:

•	by a registered holder of the new notes who has not completed the box entitled “Special Issuance/Delivery Instructions” on the letter of transmittal, or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.”  An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, (STAMP) or such other “signature guarantee program” as may be determined by the registrar for the notes in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the new notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus.  Any financial institution that is a participant in DTC’s systems must make book-entry delivery of new notes by causing DTC to transfer those new notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer.  The participant should transmit its acceptance to DTC at or prior to the expiration time.  DTC will verify this acceptance, execute a book-entry transfer of the tendered new notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer.  The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC.  However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address listed under “— Exchange Agent” at or prior to the expiration time.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form and eligibility of new notes tendered for exchange.  This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders.  These determinations will be final and binding.  We reserve the right to reject any particular new note not properly tendered or of which our acceptance might, in our judgment or our counsel’s judgment, be unlawful.  We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular new note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder.  Our interpretation of the terms and conditions of the exchange offer as to any particular new note either before or after the expiration time, including the letter of transmittal and the instructions to the letter of transmittal, will be final and binding on all parties.  Unless waived, any defects or irregularities in connection with tenders of new notes must be cured within a reasonable period of time.

Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of new notes.  Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notification of any defect or irregularity.

Acceptance of New Notes for Exchange; Issuance of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all new notes properly tendered.  We will issue the exchange notes promptly after acceptance of the new notes.  For purposes of the exchange offer, we will be deemed to have accepted properly tendered new notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

In all cases, issuance of exchange notes for new notes will be made only after timely receipt by the exchange agent of:

•	certificates for the new notes, or a timely book-entry confirmation of the new notes, into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged new notes will be returned without expense to the tendering holder of the new notes.  In the case of new notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged new notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.  For each new note accepted for exchange, the holder of the new note will receive an exchange note having a principal amount equal to that of the surrendered new note.

Interest Payments on the Exchange Notes

The exchange notes will bear interest from the date interest was most recently paid.  Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date through which interest has been paid on the tendered new notes.  New notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer.  Holders of new notes whose new notes are accepted for exchange will not receive any payment for accrued interest on the new notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the new notes.

Withdrawal Rights

Tenders of new notes may be withdrawn at any time before the expiration time.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated under “— Exchange Agent” before the expiration time.  Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the new notes to be withdrawn;

•	identify the new notes to be withdrawn, including the certificate number or numbers and principal amount of the new notes;

•	contain a statement that the holder is withdrawing its election to have the new notes exchanged;

•
be signed by the holder in the same manner as the original signature on the letter of transmittal by which the new notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the exchange agent with respect to the new notes register the transfer of the new notes in the name of the person withdrawing the tender; and

•	specify the name in which the new notes are registered, if different from that of the depositor.

If certificates for new notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution.  If new notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn new notes.

Any new notes properly withdrawn will be deemed not to have been validly tendered for exchange.  Exchange notes will not be issued in exchange unless the new notes so withdrawn are validly re-tendered.  Properly withdrawn new notes may be re-tendered by following the procedures described under “— Procedures for Tendering” above at any time at or before the expiration time.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal in our sole discretion.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to exchange any new notes and may terminate the exchange offer as provided in this prospectus before an acceptance of any new notes if any of the following conditions has occurred or exists:

•
there is a change in the current interpretation by the staff of the SEC, which now permits the exchange notes issued pursuant to the exchange offer in exchange for new notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder that is an affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•
any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•	any law, statute, rule or regulation has been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•
a banking moratorium has been declared by United States federal or New York or Minnesota State authorities which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•
trading on the New York Stock Exchange or generally in the United States over-the-counter market has been suspended by order of the SEC or any other governmental authority which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•
an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war has occurred;

•
a stop order has been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings have been initiated or, to our knowledge, threatened for that purpose or any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary for the consummation of the exchange offer; or

•
any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred that is or may be adverse to us or we have become aware of facts that have or may have an adverse impact on the value of the new notes or the exchange notes, which in our sole judgment in any case makes it inadvisable to proceed with the exchange offer and/or with the acceptance for exchange or with the exchange of the new notes.

If we determine in our sole discretion that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any new notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect.  See “— Expiration, Extension and Amendment” above.

Resales of Exchange Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer in exchange for new notes may be offered for resale, resold or otherwise transferred by holders of the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the exchange notes are acquired in the ordinary course of the holders’ business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	the holders are not “affiliates” of ours within the meaning of Rule 405 under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter.  We cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer as in the other circumstances.  Each holder who wishes to exchange new notes for exchange notes will be required to represent that it meets the above three requirements.

Any holder who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing exchange notes or any broker-dealer who purchased new notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

•	may not rely on the applicable interpretations of the staff of the SEC described above;

•	will not be permitted or entitled to tender the new notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives exchange notes for its own account in exchange for new notes, where such securities were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes.  The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  See “Plan of Distribution.”

In addition, to comply with state securities laws, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available.  The offer and sale of the exchange notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws.  We currently do not intend to register or qualify the sale of exchange notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer.  All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below.  Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

U.S. BANK NATIONAL ASSOCIATION
AS EXCHANGE AGENT

In person, by registered or certified mail or overnight courier:	By facsimile transmission: (For eligible institutions only)

60 Livingston Avenue	651-495-8158
St. Paul, Minnesota 55107	Attn: Specialized Finance Department
Attn: Specialized Finance Department
Tel (Toll-Free): 800-934-6802

Delivery of the letter of transmittal to an address other than as set forth above or transmission of the letter of transmittal via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery of the letter of transmittal.  Delivery of documents to DTC does not constitute delivery to the exchange agent.

Regulatory Approval

Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Fees and Expenses

We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.  We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of new notes, and in handling or tendering the new notes for their customers.  We will not make any payment to brokers, dealers or others for soliciting acceptances of the exchange offer.

Holders who tender their new notes for exchange will not be obligated to pay any transfer taxes on the exchange.  If, however, exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the new notes tendered, or if a transfer tax is imposed for any reason other than the exchange of new notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder.  If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

We will record the exchange notes at the same carrying value as the new notes, as reflected in our accounting records on the date of the exchange.  Accordingly, we will not recognize any gain or loss for accounting purposes.  The expenses of the exchange offer will be amortized over the term of the exchange notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into when we issued the new notes.  We will not receive any cash proceeds from the exchange offer.  In exchange for new notes that you tender pursuant to the exchange offer, you will receive exchange notes in like principal amount.  The new notes surrendered in exchange for the exchange notes will be retired and cancelled by us upon receipt and cannot be reissued.  Accordingly, the issuance of the exchange notes under the exchange offer will not result in any change in our capitalization.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table provides our selected historical consolidated financial data as of and for each of the fiscal years in the five-year period ended March 31, 2011.  The data as of and for each of the fiscal years in the five-year period ended March 31, 2011 have been derived from our audited financial statements.  You should consider the financial statement data provided below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes in Prestige Brands Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, incorporated herein by reference.

	Year Ended March 31,
(In thousands, except per share data)	2011	2010	2009	2008	2007
Income Statement Data:
Total revenues	$336,510	$292,602	$294,346	$306,571	$296,042
Cost of sales (1)	165,632	139,158	138,909	145,968	139,939
Gross profit	170,878	153,444	155,437	160,603	156,103
Advertising and promotion expenses	42,897	30,923	37,376	33,733	30,972
Depreciation and amortization	9,876	10,001	8,872	8,667	8,037
General and administrative (2)	41,960	34,195	31,888	31,414	28,416
Impairment of goodwill and intangibles	—	—	249,285	—	—
Interest expense, net	27,317	22,935	28,436	37,393	39,536
Other expense (income)	300	2,656	—	(187)	(30)
Income (loss) from continuing operations before income taxes	48,528	52,734	(200,420)	49,583	49,172
Provision (benefit) for income taxes	19,349	20,664	(10,876)	18,558	17,020
Income (loss) from continuing operations	29,179	32,070	(189,544)	31,025	32,152
Discontinued Operations
Income (loss) from discontinued operations, net of income tax	591	(112)	2,768	2,894	3,927
(Loss) gain on sale of discontinued operations, net of income tax	(550)	157	—	—	—
Net income (loss) available to common stockholders	$29,220	$32,115	$(186,776)	$33,919	$36,079
Basic earnings per share:
Income (loss) from continuing operations	$0.58	$0.64	$(3.80)	$0.62	$0.65
Income (loss) from discontinued operations and gain (loss) from sale of discontinued operations	—	—	0.06	0.06	0.08
Net income (loss)	$0.58	$0.64	$(3.74)	$0.68	$0.73
Diluted earnings per share:
Income (loss) from continuing operations	$0.58	$0.64	$(3.80)	$0.62	$0.64
Income (loss) from discontinued operations and gain (loss) from sale of discontinued operations	—	—	0.06	0.06	0.08
Net income (loss)	$0.58	$0.64	$(3.74)	$0.68	$0.72
Weighted average shares outstanding:
Basic	50,081	50,013	49,935	49,751	49,460
Diluted	50,338	50,085	49,935	50,039	50,020

	Year Ended March 31,
Other Financial Data:	2011		2010		2009	2008		2007
Capital expenditures	$655		$673		$481	$488		$540
Cash provided by (used in):
Operating activities	86,670		59,427		66,679	44,989		71,899
Investing activities	(275,680)		7,320		(4,672)	(537)		(31,051)
Financing activities	161,247		(60,831)		(32,904)	(52,132)		(35,290)
Ratio of earnings to fixed charges (3)	2.76	x	3.27	x	—	2.3	x	2.21	x

	March 31,
Balance Sheet Data:	2011	2010	2009	2008	2007
Cash and cash equivalents	$13,334	$41,097	$35,181	$6,078	$13,758
Total assets	1,056,918	791,412	801,381	1,049,156	1,063,416
Total long-term debt, including current maturities	492,000	328,087	378,337	411,225	463,350
Stockholders’ equity	361,832	329,059	294,385	479,073	445,334

(1)	For 2011 and 2007, cost of sales included $7.3 million and $0.3 million, respectively, of charges related to the step-up of inventory associated with acquisitions.

(2)	For 2011, general and administrative expense included $7.7 million of costs related to the acquisitions of Blacksmith and Dramamine.

(3)
For the year ended March 31, 2009, earnings were insufficient to cover fixed charges primarily due to a non-cash impairment charge against goodwill and intangible assets of $249 million.  The deficiency for the year ended March 31, 2009 required to restore the ratio to 1:1 was $200,420.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of our indebtedness that is currently outstanding.  The following descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of such contract or other document filed as an exhibit to the registration statement, or incorporated by reference herein.

Existing Outstanding Indebtedness

As of March 31, 2011, we had an aggregate of $492.0 million of outstanding indebtedness, which consisted of the following:

•	$242.0 million of borrowings under our senior secured credit facilities, and

•	$250.0 million of our existing notes, including the initial notes and the new notes.

For a more complete description of the terms of our existing indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, incorporated herein by reference.

Senior Secured Credit Facilities

On March 24, 2010, we (for purposes of this description only, the “Borrower”) entered into the senior secured credit facilities with Bank of America, N.A., as administrative agent, Deutsche Bank Securities Inc., as syndication agent, and a syndicate of financial institutions and institutional lenders in an aggregate principal amount of $150.0 million.  On November 1, 2010, we executed an increase joinder to our senior secured credit facilities pursuant to which we entered into an incremental term loan in the amount of $115.0 million.  Additionally, on November 1, 2010, we obtained an increase of $10.0 million to the commitments under the revolving credit facility under our senior secured credit facilities.  The terms and provisions of the additional commitments under our revolving credit facility are identical to the revolving commitments under our senior secured revolving credit facility entered into on March 24, 2010.  The incremental term loan and the additional commitments under the revolving credit facility share equally and ratably in respect of all collateral and guarantees supporting our senior secured credit facilities.  Set forth below is a summary of the material terms of the senior secured credit facilities.

The senior secured credit facilities provide for (including the increases under the incremental term loan and the additional commitments under the revolving credit facility entered into on November 1, 2010):

•	A senior secured term loan facility in an aggregate principal amount of $265.0 million; and

•
A non-amortizing senior secured revolving credit facility in an aggregate principal amount of up to $40.0 million (a portion of this facility will be available for swing loans and for the issuance of letters of credit).

Uncommitted Incremental Increases.  After completing the incremental term loan borrowing under the senior secured credit facilities on November 1, 2010, the Borrower has the right to increase the commitments under the senior secured credit facilities by up to $75.0 million, provided certain conditions are met.  None of the lenders under the Borrower’s senior secured credit facilities has committed or is obligated to provide any such increase in the commitments.  Therefore, at the time of the exchange offer, we have $75.0 million of capacity for future uncommitted incremental increases.

Collateral and Guarantees.  All obligations of the Borrower under the senior secured credit facilities and any exposure in respect of secured cash management transactions incurred on behalf of the Borrower or any other loan party, or under any secured interest rate agreement or other secured hedging arrangements entered into with any of the lenders, are unconditionally guaranteed by Prestige Holdings, each of the domestic subsidiaries of Prestige Holdings other than Prestige Brands, Inc. and, under certain limited circumstances, certain of Prestige Holdings’ future foreign subsidiaries.

Except as provided below, the obligations under the senior secured credit facilities are secured by a first priority security interest in substantially all of the assets of the Borrower and each guarantor, including but not limited to:

•
A perfected, first-priority pledge of all of the capital stock held by the Borrower or any guarantor, except for 35% of the voting stock of certain non-U.S. subsidiaries, to the extent that such pledge would result in adverse tax consequences to the Borrower or a guarantor, and

•	Perfected first-priority security interests in substantially all other tangible and intangible assets of the Borrower and the guarantors.

Interest and Fees.  All loans bear interest, at the option of the Borrower, at one of the following rates:

•
Base Rate Loans.  (1) a rate per annum equal at all times to the highest of (a) Bank of America N.A.’s “prime rate”; (b) 0.50% per annum plus the Federal Funds Rate; and (c) the Eurodollar Rate for an interest period of one month plus 1.00% plus (2) the applicable margin then in effect.

•	Eurodollar Rate Loans. a rate per annum equal to the sum of (1) the Eurodollar Rate determined for the applicable interest period and (2) the applicable margin then in effect.

Default Interest.  During the continuance of a material event of default or, upon (i) receipt by the Borrower of a notice from the administrative agent or (ii) receipt by the administrative agent of a notice from the requisite lenders, during the continuance of any other event of default, loans shall bear interest at an additional 2% per annum.

Unused Commitment Fee.  An unused commitment fee equal to 0.50% per annum of the daily average unused portion of the revolving credit facility accrues, payable quarterly in arrears and at maturity of the revolving credit facility.

Repayment; Prepayments.  The term loan facility and the incremental term loan will mature in March 2016.  Each loan thereunder amortizes during the period such loan is outstanding in quarterly installments equal to 0.25% of the initial principal amount of the loans made under the term loan facility with the balance of such loan payable on the maturity date.

The revolving credit facility will mature, and the revolving credit commitments relating thereto will terminate in March 2015.

Optional prepayments of borrowings under the senior secured credit facilities, and optional reductions of the unutilized portion of the revolving credit facility commitments, are permitted at any time, in minimum principal amounts, without premium or penalty, subject to reimbursement of the lenders’ redeployment costs in the case of a prepayment of Eurodollar Rate borrowings other than a prepayment made on the last day of the relevant interest period.

On March 24, 2010, we retired our existing senior secured term facility, which had a maturity date of April 6, 2011.  In addition, on March 24, 2010, we repaid a portion and, on April 15, 2010, redeemed in full the remaining outstanding indebtedness under our previously-outstanding senior subordinated notes due 2012.

In March 2011, we made a $17.5 million unscheduled principal payment toward the senior secured credit facilities.  In accordance with the agreement governing the senior secured credit facilities, such payment was applied against the first four required principal payments, and any additional principal payment is applied ratably toward the remaining required principal payments.  As such, we do not have a required principal payment in 2012.

Mandatory Prepayments.  The senior secured credit facilities require, subject to certain exceptions, prepayments from excess cash flow, and from the proceeds of certain asset sales, issuances of debt, and insurance.

Certain Covenants.  The senior secured credit facilities require us to not exceed a maximum leverage ratio, maintain a minimum interest coverage ratio and not incur capital expenditures in excess of $3.0 million per year.  In addition, the senior secured credit facilities contain certain affirmative and negative covenants which, among other things, limit the incurrence of additional indebtedness, guarantees, investments, distributions, transactions with affiliates, asset sales, acquisitions, capital expenditures, mergers and consolidations, prepayment of other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements.

Events of Default.  The senior secured credit facilities contain customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain events under the Employee Retirement Income Security Act of 1974, as amended, judgment defaults in excess of specified amounts, failure of any guaranty or security document or any subordination provision supporting the senior secured credit facilities to be in full force and effect and change in control.

DESCRIPTION OF THE EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “Company” refers only to Prestige Brands, Inc. (the issuer of the notes) and any successor entity, and not to any of its Subsidiaries, and “Parent” refers to Prestige Brands Holdings, Inc. (the owner of 100% of the outstanding capital stock of the Company) and any successor entity, and not to any of its Subsidiaries.

On March 24, 2010, the Company issued the initial notes under an indenture dated as of March 24, 2010 (which, as supplemented, we refer to as the indenture), among itself, each Guarantor and U.S. Bank National Association, as Trustee (which we refer to as the Trustee), in a private transaction not subject to the registration requirements of the Securities Act.  On November 1, 2010, the Company issued the new notes under the indenture in a private transaction not subject to the registration requirements of the Securities Act.  The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

The following is a summary of the material terms and provisions of the notes and the indenture and does not purport to be a complete description of the notes or the indenture.  We urge you to read the indenture because it, and not this description, will define your rights as a holder of the notes.  A copy of the indenture is available upon request to us at the address indicated under “Where You Can Find Additional Information.”

When we refer to “notes” in this section, we mean the initial notes, the new notes and the exchange notes.

Principal, Maturity and Interest

The Company is issuing $100,024,000 aggregate principal amount of exchange notes in the exchange offer, and, subject to compliance with the limitations described under “—Certain Covenants—Limitation on Debt,” the Company is permitted to issue an unlimited principal amount of additional notes at later dates under the indenture (which we refer to as additional notes).  The Company can issue the additional notes as part of the same series or as an additional series.  The initial notes, the exchange notes and any additional notes that the Company issues in the future will be identical in all respects other than the issuance dates, issuance price, transfer restrictions and, in certain circumstances, the date from which interest will accrue.  The initial notes, the exchange notes, any additional notes and any notes issued in exchange for such additional notes will be treated as a single class of notes under the indenture, including with respect to directions, waivers, amendments, consents, redemptions and offers to purchase, as provided in the indenture.  The Company will issue notes only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will mature on April 1, 2018.

Interest on the notes will accrue at a rate of 8.25% per annum from March 24, 2010, or, if interest has already been paid, from the most recent date to which interest has been paid or provided for, and will be payable semi-annually in arrears on each April 1 and October 1, commencing on October 1, 2010.  The Company will pay interest to those persons who were holders of record on the March 15 or September 15 immediately preceding each interest payment date.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes

The notes will be:

•	senior unsecured obligations of the Company;

•	guaranteed on a senior unsecured basis by the Guarantors;

•
effectively junior in right of payment to all existing and future secured obligations of the Company and the Guarantors, including the Company’s and the Guarantors’ obligations under the Senior Secured Credit Facilities, to the extent of the collateral securing such obligations;

•	equal (pari passu) in right of payment with all existing and future unsecured indebtedness of the Company and the Guarantors (other than Subordinated Debt); and

•	senior in right of payment to all future Subordinated Debt of the Company and the Guarantors.

As of March 31, 2011, we had $492.0 million of senior debt outstanding (including the new notes), of which approximately $242.0 million would have effectively ranked senior to the exchange notes to the extent of the collateral securing such debt.  In addition, as of March 31, 2011, $40.0 million was available for borrowing under our revolving credit facility, all of which would effectively rank senior to the exchange notes to the extent of the collateral securing such debt.  See “Description of Other Indebtedness.”

A portion of the operations of the Parent and the Company are conducted through their Subsidiaries.  Therefore, the Company’s ability to service its debt, including the notes, is partially dependent upon the cash flows of the Subsidiaries of the Company and the Parent and, to the extent they are not Guarantors, their ability to distribute those cash flows as dividends, loans or other payments to the Company.  Certain laws may restrict the ability of the Parent’s and the Company’s Subsidiaries to pay the Company dividends or make loans and advances to it.  If these restrictions are applied to Subsidiaries that are not Guarantors, then the Company would not be able to use the cash flows of those Subsidiaries to make payments on the notes.  Furthermore, under certain circumstances, bankruptcy “fraudulent conveyance” laws or other similar laws could invalidate the Guarantees of the Parent and of Guarantors that are Subsidiaries of the Parent.  If this were to occur, the Company would also be unable to use the cash flows of these Guarantors to the extent they face restrictions on distributing funds to the Company.  Any of the situations described above could make it more difficult for the Company to service its debt.

In addition, the Company only has a stockholder’s claim in the assets of its Subsidiaries.  This stockholder’s claim is junior to the claims that creditors of the Company’s Subsidiaries have against those Subsidiaries.  Holders of the notes will only be creditors of the Company and those Subsidiaries of the Parent that are Guarantors.  In the case of Subsidiaries of the Parent that are not Guarantors, all the existing and future liabilities of those Subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the notes.

The total balance sheet liabilities of the Parent’s non-Guarantor subsidiaries, as of March 31, 2011, excluding unused commitments made by lenders and any intercompany debt, was $0.2 million.

The Guarantors and the Parent’s non-Guarantor Subsidiaries have other liabilities, including contingent liabilities, that may be significant.  The indenture contains limitations on the amount of additional Debt that the Parent and its Restricted Subsidiaries may Incur.  However, the amounts of such Debt could nevertheless be substantial and may be Incurred either by Guarantors or by the Parent’s non-Guarantor Subsidiaries.

Because certain indebtedness of the Company or the Guarantors is secured, including obligations under the Senior Secured Credit Facilities, certain holders of certain senior debt of the Company or the Guarantors may recover disproportionately more than the holders of the notes recover in a bankruptcy or similar proceeding relating to the Company or a Guarantor.  This could apply even if the notes or the applicable Guarantee rank pari passu with the other creditors’ claims.  In such a case, there may be insufficient assets, or no assets, remaining to pay the principal of or interest on the notes.

Note Guarantees

The obligations of the Company under the indenture, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by the Parent and all of its existing and future Domestic Restricted Subsidiaries (other than the Company).  See “—Certain Covenants—Future Guarantors.”

If the Parent, the Company or a Guarantor, sells or otherwise disposes of either:

(1)	all of the Capital Stock of a Guarantor, or

(2)	all or substantially all the assets of such Guarantor,

in each case, to a Person that is not a Subsidiary of the Parent, then in any such case, such Guarantor will be released from all its obligations under its Guarantee.  Also, if we defease the notes, as provided under “—Defeasance,” all Guarantors will be released from their obligations under the Guarantees.  In addition, if the Company redesignates a Guarantor as an Unrestricted Subsidiary, which the Company can do under certain circumstances, the redesignated Guarantor will be released from all its obligations under its Guarantee.  See “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” “—Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries” and “—Merger, Consolidation and Sale of Property.”

Optional Redemption

Except as set forth below, the notes will not be redeemable at the option of the Company prior to April 1, 2014.  Starting on that date, the Company may redeem all or any portion of the notes, at once or over time, after giving the required notice under the indenture.  The notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).  The following prices are for notes redeemed during the 12-month period commencing on April 1 of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption Price
2014	104.125%
2015	102.063%
2016 and thereafter	100.000%

At any time prior to April 1, 2014, the Company may redeem all or any portion of the notes, at once or over time, after giving the required notice under the indenture at a redemption price equal to the greater of:

(a)	100% of the principal amount of the notes to be redeemed, and

(b)
the sum of the present values of (1) the redemption price of the notes at April 1, 2014 (as set forth in the preceding paragraph) and (2) the remaining scheduled payments of interest from the redemption date through, April 1, 2014, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360 day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition, at any time and from time to time, prior to April 1, 2013, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the notes (including the original aggregate principal amount of the exchange notes, the initial notes and any additional notes) with the proceeds of one or more Equity Offerings, at a redemption price equal to 108.250% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, thereon, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the notes (including the original aggregate principal amount of the exchange notes, the initial notes and any additional notes) remains outstanding.  Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days’ prior notice.

Any notice to holders of notes of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself.  The actual redemption price, calculated as described above, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two business days prior to the redemption date unless clause (b) of the definition of “Comparable Treasury Price” is applicable, in which case such Officers’ Certificate should be delivered on the redemption date.

Sinking Fund

There will be no mandatory sinking fund payments for the notes.

Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of notes shall have the right to require the Company to repurchase all or any part of such holder’s notes pursuant to the offer described below at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, the Company shall:

(a)	cause a notice of the Change of Control offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(b)	send, by first-class mail, with a copy to the Trustee, to each holder of notes, at such holder’s address appearing in the security register of the Company, a notice stating:

(1)
that a Change of Control has occurred and a Change of Control offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders Upon a Change of Control” and that all notes timely tendered will be accepted for payment;

(2)
the Change of Control purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3)	the circumstances and relevant facts regarding the Change of Control; and

(4)
the procedures that holders of notes must follow in order to tender their notes (or portions of notes) for payment, and the procedures that holders of notes must follow in order to withdraw an election to tender notes (or portions of notes) for payment.

The Company will not be required to make a Change of Control offer following a Change of Control if (i) a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control offer or (ii) an irrevocable notice of redemption for all outstanding notes has been given in accordance with the indenture.  A Change of Control offer may be made in advance of a Change of Control, conditional upon the Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control offer is made.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Parent or the Company would decide to do so in the future.  Subject to certain covenants described below, the Parent or the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of debt outstanding at such time or otherwise affect the Parent’s or the Company’s capital structure or credit ratings.

The definition of Change of Control includes a phrase relating to the sale, transfer, lease, conveyance or other disposition of “all or substantially all” the Property of the Parent and its Restricted Subsidiaries, considered as a whole.  Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.  Accordingly, if the Parent and its Restricted Subsidiaries, considered as a whole, dispose of less than all of their Property by any of the means described above, the ability of a holder of notes to require the Company to repurchase its notes may be uncertain.  In such a case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

The Senior Secured Credit Facilities provide that the occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Senior Secured Credit Facilities.  Additionally, other future debt of the Parent and its Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such debt to be repurchased upon a Change of Control.  The exercise by holders of notes of their right to require the Company to repurchase such notes could cause a default under the Senior Secured Credit Facilities or future debt of the Parent and its Subsidiaries, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company.  Finally, the Company’s ability to pay cash to holders of notes upon a repurchase may be limited by the Company’s then existing financial resources.  The Company cannot assure you that sufficient funds will be available when necessary to make any required repurchases.  The Company’s failure to repurchase notes in connection with a Change of Control would result in a default under the indenture.  Such a default would, in turn, constitute a default under the Senior Secured Credit Facilities and may constitute a default under future debt as well.  The Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of at least a majority in aggregate principal amount of the notes.  See “—Amendments and Waivers.”

Certain Covenants

Limitation on Debt.  The Parent and the Company shall not, and shall not permit any of their respective Restricted Subsidiaries to, Incur, directly or indirectly, any Debt, including any Acquired Debt (other than Permitted Debt) unless, after giving effect to the application of the proceeds of the Debt, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and such Debt is Debt of the Company or a Guarantor and, after giving effect to the Incurrence of such Debt and the application of the proceeds of the Debt, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00.

Permitted Debt is defined to include the following:

(a)
(i) Debt of the Company evidenced by the new notes, the initial notes and any notes issued in exchange for such new notes (including the exchange notes), such initial notes and any additional notes and (ii) Debt of the Guarantors evidenced by Guarantees relating to the new notes, the initial notes and any notes issued in exchange for such new notes (including the exchange notes), such initial notes and any additional notes;

(b)
Debt of the Parent or a Restricted Subsidiary of the Parent under Credit Facilities; provided that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed $380.0 million; provided, further, that such amount shall be permanently reduced by (x) the amount of Net Available Cash used to Repay Debt under Credit Facilities (to the extent, in the case of any revolving credit Debt, such Repayment effects a corresponding commitment reduction thereunder) and not subsequently reinvested in Additional Assets or used to purchase notes or Repay other Debt, pursuant to the covenant described under “—Limitation on Asset Sales” and (y) any amounts outstanding under Permitted Receivables Financings;

(c)	Debt of the Parent or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt; provided that:

(1)	the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

(2)
the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed $20.0 million;

(d)
Debt of the Parent owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Parent or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Parent or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof; provided, further, however, that if the Company or any Guarantor is the obligor on any such Debt and the lender is not an obligor on the notes, such Debt must be expressly subordinated in right of payment to the prior payment in full of all obligations with respect to the notes and the Guarantees, as the case may be;

(e)
Acquired Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary is acquired by the Parent or a Restricted Subsidiary or otherwise becomes a Restricted Subsidiary (other than Acquired Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Parent or another Restricted Subsidiary or was otherwise acquired by the Parent or another Restricted Subsidiary); provided that at the time such Restricted Subsidiary is acquired by the Parent or another Restricted Subsidiary or otherwise becomes a Restricted Subsidiary and after giving effect to the Incurrence of such Acquired Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to the first paragraph of this covenant;

(f)
Debt of the Parent or any Restricted Subsidiary under Interest Rate Agreements entered into for the purpose of fixing, hedging or swapping interest rate risk in the ordinary course of the financial management of the Parent or such Restricted Subsidiary and not for speculative purposes; provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

(g)
Debt of the Parent or any Restricted Subsidiary under Currency Exchange Protection Agreements entered into for the purpose of fixing, hedging or swapping currency exchange rate risks directly related to transactions entered into by the Parent or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

(h)
Debt of the Parent or any Restricted Subsidiary under Commodity Price Protection Agreements entered into in the ordinary course of the financial management of the Parent or such Restricted Subsidiary and not for speculative purposes;

(i)
Debt in connection with one or more standby letters of credit or performance or surety bonds issued by the Parent or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(j)	the guarantee by the Parent or any Restricted Subsidiary of Debt of the Parent or any Restricted Subsidiary that was permitted to be incurred by another provision of the indenture;

(k)
Debt represented by agreements of the Parent or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or similar obligations, or from guarantees or letters of credit, surety bonds, escrow accounts or performance bonds securing any obligation of the Parent or a Restricted Subsidiary pursuant to such agreements, in each case, incurred in connection with the acquisition or disposition of any business or assets otherwise permitted under the indenture; provided that the maximum liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the Parent and its Restricted Subsidiaries in connection with such acquisition or disposition;

(l)
Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of incurrence;

(m)	the Incurrence by a Securitization Subsidiary of Non-Recourse Debt in connection with or pursuant to a Permitted Receivables Financing;

(n)
Debt of a Foreign Restricted Subsidiary that is Incurred solely for working capital purposes; provided that the aggregate principal amount of all Debt Incurred and outstanding under this clause (n) (together with all Permitted Refinancing Debt Incurred and then outstanding under this clause (n)) does not exceed $10.0 million;

(o)	Debt of the Parent or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (n) above;

(p)
Debt of the Company or a Guarantor not otherwise permitted under the foregoing clauses (a) through (o) in an aggregate principal amount (or accreted value, as applicable) outstanding at any one time not to exceed $20.0 million; and

(q)	Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to the first paragraph of this covenant and clauses (a), (c), (e), (n) and (o) above.

Notwithstanding anything to the contrary contained in this covenant,

(1)
the Parent and the Company shall not, and shall not permit any Guarantor to, Incur any Debt pursuant to paragraph (q) of this covenant if the proceeds of the Debt are used, directly or indirectly, to Refinance any Subordinated Debt unless such Debt shall be subordinated to the notes or the applicable Guarantee, as the case may be, to at least the same extent as such Subordinated Debt;

(2)
the Parent shall not permit any Restricted Subsidiary that is not the Company or a Guarantor to Incur any Debt pursuant to paragraph (q) of this covenant if the proceeds of the Debt are used, directly or indirectly, to Refinance any Subordinated Debt of the Company or any Guarantor;

(3)
accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this covenant; and

(4)
the maximum amount of Debt that the Parent or any Restricted Subsidiary of the Parent shall not be deemed exceeded solely as a result of fluctuations in exchange rates or currency values occurring after such Debt was Incurred.

For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (q) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant.  Debt under the Senior Secured Credit Facilities outstanding on the date on which the notes are first issued under the indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (b) above.  The principal amount of any Debt supported by a letter of credit issued under a Credit Facility in accordance with clause (b) above will not constitute a separate incurrence of Debt for purposes of this covenant to the extent of the stated amount of the letter of credit.

The Parent and its Restricted Subsidiaries will not incur or suffer to exist any Debt that is subordinated in right of payment to any other Debt of the Parent and its Restricted Subsidiaries unless such Debt is at least equally subordinated in right of payment to the notes and the Guarantees.

Limitation on Restricted Payments.  The Parent shall not make, and shall not permit any of its Restricted Subsidiaries to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a)	a Default or Event of Default shall have occurred and be continuing,

(b)	the Company could not Incur at least $1.00 of additional Debt pursuant to the first paragraph of the covenant described under “—Limitation on Debt,” or

(c)
the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since January 1, 2010 (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

(1)
50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2010 to the end of the most recent fiscal quarter for which financial statements are available (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2)	100% of Capital Contributions (other than Excluded Contributions), plus

(3)	the sum of:

(A)
the aggregate net cash proceeds received by the Parent or any Restricted Subsidiary from the issuance or sale after January 1, 2010 of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Parent, and

(B)
the aggregate amount by which Debt (other than Subordinated Debt) of the Parent or any Restricted Subsidiary is reduced on the Parent’s consolidated balance sheet on or after January 1, 2010 upon the conversion or exchange of any Debt issued or sold on or prior to January 1, 2010 that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent, excluding, in the case of clause (A) or (B):

(x)
any such Debt issued or sold to the Parent or a Subsidiary of the Parent or an employee stock ownership plan or trust established by the Parent or any such Subsidiary for the benefit of their employees, and

(y)	the aggregate amount of any cash or other Property distributed by the Parent or any Restricted Subsidiary upon any such conversion or exchange, plus

(4)	an amount equal to the sum of:

(A)
the amount received from any Investments in any Person since January 1, 2010 other than the Parent or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Parent or any Restricted Subsidiary from such Person, and

(B)
the portion (proportionate to the Parent’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary or has been merged or consolidated with or into or transfers all of its assets into the Parent or another Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Parent or any Restricted Subsidiary in such Person, plus

(5)	$50,000,000.

The provisions of the first paragraph of this covenant do not prohibit:

(a)
the payment of any dividends within 60 days of the declaration of the dividends if, on the declaration date, such dividends could have been paid in compliance with the indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result from such payment of such dividend); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(b)
the purchase, repurchase, redemption, legal defeasance, acquisition or retirement for value of Capital Stock of the Parent or Subordinated Debt in exchange for, or out of the proceeds of the sale within 30 days of, Capital Stock of the Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Parent or an employee stock ownership plan or trust established by the Parent or any such Subsidiary for the benefit of their employees); provided, however, that

(1)	such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

(2)	the Capital Contributions from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

(c)
the purchase, repurchase, redemption, legal defeasance, acquisition or retirement for value of any Subordinated Debt in exchange for, or out of the proceeds of the sale within 30 days of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(d)
the repurchase of shares or units of, or options to purchase shares of, common stock or common units, as the case may be, of the Parent or any of its Subsidiaries from current or former officers, directors or employees of the Parent or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock or common units; provided, however, that the aggregate amount of such repurchases shall not exceed $2.0 million in any calendar year and at the time of such repurchase, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided, further, that unused amounts may carry over and be used in subsequent calendar years, in addition to the amounts permitted for such calendar year, up to a maximum of $5.0 million in any calendar year; provided, further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments;

(e)
the repurchase of Capital Stock deemed to occur upon the exercise of stock options to the extent such Capital Stock represented a portion of the exercise price of those stock options; provided, however, that such payments will be excluded in the calculation of the amount of Restricted Payments;

(f)
so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration of any payment of regularly scheduled or accrued dividends to (i) holders of any class or series of Disqualified Stock of the Parent issued on or after the Issue Date pursuant to the first paragraph of the covenant described under “—Limitation on Debt” and (ii) holders of any class or series of Preferred Stock (other than Disqualified Stock) of the Parent issued after the Issue Date; provided that at the time of the issuance of such stock and after giving pro forma effect thereto (treating the aggregate liquidation preference of such Preferred Stock as Debt), the Company would have been able to incur at least $1.00 of additional Debt pursuant to the first paragraph of the covenant described under “—Limitation on Debt”; provided, however, that such payments will be excluded in the calculation of the amount of Restricted Payments;

(g)
so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, upon the occurrence of a Change of Control and within 90 days after completion of the offer to repurchase notes pursuant to the provisions described under “Repurchase at the Option of Holders Upon a Change of Control” (including the purchase of all notes tendered), any repurchase or redemption of Debt of the Parent or any of its Restricted Subsidiaries subordinated to the notes that is required to be repurchased or redeemed pursuant to the terms of the Debt as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount of the Debt (plus accrued and unpaid interest and liquidated damages, if any); provided that such redemptions or repurchases shall be included in the calculation of the amount of Restricted Payments;

(h)
so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, within 90 days after completion of any offer to repurchase notes pursuant to the covenant described under “—Limitation on Asset Sales” (including the purchase of all notes tendered), any repurchase or redemption of Debt of the Parent or any of its Restricted Subsidiaries subordinated to the notes that is required to be repurchased or redeemed pursuant to the terms of the Debt as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any); provided that such redemptions or repurchases shall be included in the calculation of the amount of Restricted Payments;

(i)
the redemption, repurchase or other acquisition for value of Capital Stock of the Parent representing fractional shares of such Capital Stock in connection with a merger, consolidation, amalgamation or other combination involving the Company or any direct or indirect parent entity of the Company; provided that such redemptions, repurchases or other acquisitions shall be included in the calculation of the amount of Restricted Payments;

(j)	Investments that are made with Excluded Contributions; provided that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(k)
so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, Restricted Payments not otherwise permitted under the foregoing clauses (a) through (j) in an amount not to exceed $15.0 million; provided that such amounts shall be excluded in the calculation of the amount of Restricted Payments.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories described in clauses (a) through (k) above or is entitled to be made pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

Limitation on Liens.  The Parent and the Company shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest in its Property or any income or profits from its Property, unless:

(a)	if such Lien secures Debt ranking pari passu with the notes, the notes or the applicable Guarantee are secured on an equal and ratable basis with such Debt; and

(b)
if such Lien secures Subordinated Debt, such Lien shall be subordinated to a Lien securing the notes or the applicable Guarantee in the same Property as that securing such Lien to the same extent as such Subordinated Debt is subordinated to the notes and the Guarantees.

Limitation on Asset Sales.  The Parent and the Company shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

(a)	the Parent or a Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(b)
at least 75% of the consideration paid to the Parent or a Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of the Parent or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the notes or the applicable Guarantee) as a result of which the Parent and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and

(c)	the Company delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

For purposes of this provision, each of the following shall be deemed to be cash or Cash Equivalents:

(a)
any securities, notes or other obligations received by the Parent or the Restricted Subsidiary from a transferee that are converted by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Sale; and

(b)
any Designated Non-cash Consideration received by the Parent or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (measured at the time received and without giving effect to subsequent changes in value), taken together with all other Designated Non-cash Consideration received pursuant to this clause (b) then outstanding, not to exceed $20.0 million.

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Parent or a Restricted Subsidiary, to the extent the Parent or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(a)	to Repay Debt outstanding under Credit Facilities; or

(b)	to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Parent or Restricted Subsidiary).

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 365-day period and that shall not have been completed or abandoned shall constitute Excess Proceeds; provided, however, that if during such 365-day period after the receipt of any such Net Available Cash the Parent (or the applicable Restricted Subsidiary) enters into a definitive binding agreement committing it to apply such Net Available Cash in accordance with the requirements of clause (b) of the preceding paragraph after such 365th day, such 365-day period will be extended with respect to the amount of Net Available Cash so committed for a period not to exceed 120 days until such Net Available Cash is applied in accordance with such agreement (or, if earlier, until termination of such agreement); provided, further, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute Excess Proceeds at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided, further, however, that the amount of any Net Available Cash that continues to be segregated for investment in identified Additional Assets and that is not actually so invested within 365 days (as extended with respect to the amount of Net Available Cash committed to be applied in accordance with a definitive binding agreement as described above) from the date of the receipt of such Net Available Cash shall also constitute Excess Proceeds.

When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to repurchase the notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount of repurchased notes, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture and which offer will be referred to as a prepayment offer.  To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of notes have been given the opportunity to tender their notes for repurchase in accordance with the indenture, the Parent or a Restricted Subsidiary may use such remaining amount for any purpose permitted by the indenture, and the amount of Excess Proceeds will be reset to zero.

Allocable Excess Proceeds shall mean the product of:

(a)	the Excess Proceeds and

(b)	a fraction,

(1)	the numerator of which is the aggregate principal amount of the notes outstanding on the date of the prepayment offer, and

(2)
the denominator of which is the sum of the aggregate principal amount of the notes outstanding on the date of the prepayment offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the prepayment offer that is pari passu in right of payment with the notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring the Company to make an offer to repurchase such Debt at substantially the same time as the prepayment offer.

Within five business days after the Company is obligated to make a prepayment offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of notes, accompanied by such information regarding the Parent, the Company and their respective Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such prepayment offer.  Such notice shall state, among other things, the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Parent and the Company shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any of their respective Restricted Subsidiaries to:

(a)
pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to any Restricted Subsidiary or, in the case of a Restricted Subsidiary that is not owned, directly or indirectly by the Company or any Guarantor, to the Parent or any Restricted Subsidiary,

(b)	make any loans or advances to the Parent or any Restricted Subsidiary, or

(c)	transfer any of its Property to the Parent or any Restricted Subsidiary. The foregoing limitations will not apply:

(1)	with respect to clauses (a), (b) and (c), to restrictions:

(A)	in effect on the Issue Date (including, without limitation, restrictions pursuant to the notes, the indenture and the Senior Secured Credit Facilities);

(B)
relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Parent or the Company;

(C)
that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below; provided such restrictions are not more restrictive, taken as a whole, than those contained in the agreement evidencing the Debt so Refinanced;

(D)
contained in any agreement for the sale or other disposition of a Restricted Subsidiary in accordance with the terms of the indenture that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(E)
relating to Debt or other contractual requirements or restrictions of a Securitization Subsidiary in connection with a Permitted Receivables Financing; provided that such restrictions only apply to such Securitization Subsidiary;

(F)
contained in any agreement governing Debt incurred by a Foreign Restricted Subsidiary permitted under the covenant described above under “—Limitation on Debt”; provided that such restrictions only apply to such Foreign Restricted Subsidiary; provided, further, that such Debt is not guaranteed by the Parent or any of its Domestic Restricted Subsidiaries;

(G)
customary restrictions contained in any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or other similar agreement or arrangement to the extent the related Hedging Obligation is otherwise permitted under the indenture; and

(2)	with respect to clause (c) only, to restrictions:

(A)
relating to Debt that is permitted to be Incurred and secured without also securing the notes or the applicable Guarantee pursuant to the covenants described under “—Limitation on Debt” and “—Limitation on Liens” that limit the right of the debtor to dispose of the Property securing such Debt;

(B)
encumbering Property at the time such Property was acquired by the Parent or any Restricted Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition;

(C)	resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

(D)
customary restrictions contained in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements limiting the transfer of such Property pending the closing of such sale;

(E)	customary restrictions contained in joint venture and similar agreements entered into in the ordinary course of business and otherwise not prohibited by the indenture;

(F)	customary non-assignment provisions in leases entered into in the ordinary course of business; and

(G)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Limitation on Transactions with Affiliates.  The Parent and the Company shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Parent or the Company (such transaction or series of transactions being referred to as an affiliate transaction), unless:

(a)	the terms of such affiliate transaction are:

(1)	set forth in writing, and

(2)
no less favorable to the Parent or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Parent or such Restricted Subsidiary,

(b)
if such affiliate transaction involves aggregate payments or value in excess of $2.5 million, the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a)(2) above, and

(c)	if such affiliate transaction involves aggregate payments or value in excess of $15.0 million, either

(1)
such affiliate transaction has been approved by a majority of the Disinterested Directors of the Board of Directors, or in the event there is only one Disinterested Director, by such Disinterested Director, or

(2)
the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such affiliate transaction is fair, from a financial point of view, to the Parent and its Restricted Subsidiaries.

Notwithstanding the foregoing limitation, the Parent or any Restricted Subsidiary may enter into or suffer to exist the following:

(a)	any transaction or series of transactions between the Parent and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business;

(b)	any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments” or any Permitted Investment;

(c)
the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Parent or any of its Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms of the compensation and deemed the services performed for such compensation or to be performed for such compensation to be fair consideration for such services;

(d)
loans and advances to non-executive employees made in the ordinary course of business and consistent with the past practices of the Parent or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $2.0 million in the aggregate at any one time outstanding;

(e)
agreements in effect on the Issue Date and described in the offering memorandum dated March 10, 2010, relating to the initial notes or in this prospectus and any modifications, extensions or renewals thereto that are no less favorable to the Parent or any Restricted Subsidiary than such agreements as in effect on the Issue Date;

(f)	customary indemnification agreements with officers and directors of the Parent or its Restricted Subsidiaries;

(g)
transactions with a Person (other than an Unrestricted Subsidiary of the Parent) that is an Affiliate of the Parent solely because the Parent owns, directly or through a Restricted Subsidiary, Capital Stock in or controls such Person;

(h)
any payments or other transactions pursuant to any tax sharing agreement between Parent or the Company and any other Person with which Parent or the Company files a consolidated tax return or with which Parent or the Company is part of a consolidated group for tax purposes;

(i)	the issuance of Capital Stock (other than Disqualified Stock) of the Parent to any Affiliate; and

(j)	transactions between a Securitization Subsidiary and the Parent or one or more Restricted Subsidiaries in connection with a Permitted Receivables Financing.

Designation of Restricted and Unrestricted Subsidiaries.  The Board of Directors of the Company may designate any of the Parent’s Subsidiaries to be an Unrestricted Subsidiary if the Parent or a Restricted Subsidiary, as the case may be, is permitted to make an Investment in such Subsidiary and such Subsidiary:

(a)	does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Parent or any Restricted Subsidiary;

(b)
has no Debt other than Non-Recourse Debt; provided, however, that the Parent or a Restricted Subsidiary may loan, advance, extend credit to, or guarantee the Debt of an Unrestricted Subsidiary at any time at or after such Subsidiary is designated as an Unrestricted Subsidiary in accordance with the covenant described under “—Limitation on Restricted Payments”;

(c)
except as would be permitted by the covenant described above under “—Limitations on Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable, taken as a whole, to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent or the Company;

(d)
is a Person with respect to which neither the Parent nor any Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(e)	has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Parent or its Restricted Subsidiaries.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Parent will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Parent nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder of the Debt may (with the passage of time or notice or both) declare a default on the Debt or cause the payment of the Debt to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).  Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Guarantee previously made by such Restricted Subsidiary.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x)	the Company could Incur at least $1.00 of additional Debt pursuant to the first paragraph of the covenant described under “—Limitation on Debt,” and

(y)	no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors giving effect to such designation or redesignation and an Officers’ Certificate that:

(a)	certifies that such designation or redesignation complies with the foregoing provisions, and

(b)	gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Parent in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Parent’s fiscal year, within 90 days after the end of such fiscal year).

Future Guarantors.  The Parent and the Company shall cause each Person that becomes a Domestic Restricted Subsidiary (other than a Securitization Subsidiary) following the Issue Date to execute and deliver to the Trustee a Guarantee at the time such Person becomes a Domestic Restricted Subsidiary.  In addition, the Parent and the Company will cause each of its respective existing non-Guarantor Subsidiaries and each of its respective Foreign Restricted Subsidiaries created or acquired after the Issue Date which has guaranteed or which guarantees any Debt of the Parent or any of its Domestic Restricted Subsidiaries, to execute and deliver to the Trustee a Guarantee pursuant to which such non-Guarantor Subsidiary or Foreign Restricted Subsidiary will guarantee payment of the Company’s obligations under the notes on the same terms and conditions as set forth in the guarantee of such other Debt of the Parent or any Domestic Restricted Subsidiary given by such non-Guarantor Subsidiary or Foreign Restricted Subsidiary; provided that if such Debt is by its express terms subordinated in right of payment to the notes, any such guarantee of such non-Guarantor Subsidiary or Foreign Restricted Subsidiary with respect to such Debt will be subordinated in right of payment to such non-Guarantor Subsidiary’s or Foreign Restricted Subsidiary’s Guarantee with respect to the notes substantially to the same extent as such Debt is subordinated to the notes; provided, further, however, that any such Guarantee shall also provide by its terms that it will be automatically and unconditionally released upon the release or discharge of such guarantee of payment of such other Debt (except a discharge by or as a result of payment under such guarantee).

Merger, Consolidation and Sale of Property

The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a)
the Company shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia; provided, however, that if such Person is a limited liability company or partnership, a corporate Wholly Owned Restricted Subsidiary of such Person becomes a co-issuer of the notes in connection therewith;

(b)
the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Company;

(c)
in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d)
immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e)
immediately after giving effect to such transaction or series of transactions on a pro forma basis, either (1) the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under the first paragraph of the covenant described under “—Certain Covenants—Limitation on Debt” or (2) the Consolidated Interest Coverage Ratio would not be lower than the Consolidated Interest Coverage Ratio immediately prior to giving effect to such transaction or series of transactions; and

(f)
the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, with respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

The Parent shall not, and the Parent and the Company shall not permit any Guarantor to, merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Parent, the Company or such Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions (other than a sale, transfer, assignment, lease, conveyance or other disposition between or among the Company and any Guarantor) unless:

(a)
the Surviving Person (if not such Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia;

(b)
the Surviving Person (if other than such Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Guarantor under its Guarantee;

(c)
in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d)
immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Parent or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Parent or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e)
immediately after giving effect to such transaction or series of transactions on a pro forma basis, either (1) the Company would be able to Incur at least $1.00 of additional Debt under the first paragraph of the covenant described under “—Certain Covenants—Limitation on Debt” or (2) the Consolidated Interest Coverage Ratio would not be lower than the Consolidated Interest Coverage Ratio immediately prior to giving effect to such transaction or series of transactions; and

(f)
the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and such Guarantee, if any, with respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

The foregoing provisions (other than clause (d) in each of the first and second paragraphs hereof) shall not apply to any transaction or series of transactions that constitutes an Asset Sale if the Parent and the Company have complied with the covenant described under “—Certain Covenants—Limitation on Asset Sales.”

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the indenture (or of the Guarantor under the Guarantee, as the case may be), but the predecessor entity in the case of:

(a)
a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Parent or the Company as an entirety or virtually as an entirety), or

(b)	a lease,

shall not be released from any of the obligations or covenants under the indenture, including with respect to the payment of the notes and the obligations under the Guarantees.

Payments for Consents

The Parent and the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Commission Reports

Whether or not required by the Commission, so long as any notes are outstanding, the Parent will furnish to the holders of notes, within the time periods specified in the Commission’s rules and regulations for a company subject to reporting under Section 13(a) or 15(d) of the Exchange Act:

(1)
all quarterly and annual financial information of the Parent that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Parent were required to file such reports.

In addition, whether or not required by the Commission, the Parent will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the Commission’s rules and regulations for a company subject to reporting under Section 13(a) or 15(d) of the Exchange Act (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  Notwithstanding the foregoing, to the extent the Parent files the information and reports referred to in clauses (1) and (2) above with the Commission and such information is publicly available on the Internet, the Parent shall be deemed to be in compliance with its obligations to furnish such information to the holders of the notes and to make such information available to securities analysts and prospective investors.

Events of Default

Events of Default in respect of the notes include:

(1)	failure to make the payment of any interest, if any, on the notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(2)
failure to make the payment of any principal of, or premium, if any, on, any of the notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3)	failure to comply with the covenant described under “—Merger, Consolidation and Sale of Property”;

(4)
failure to comply with any other covenant or agreement in the notes or in the indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)), and such failure continues for 30 days after written notice is given to the Company as provided below;

(5)
a default under any Debt by the Parent or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at final maturity, in an aggregate amount greater than $10.0 million or its foreign currency equivalent at the time (which we refer to as cross acceleration provisions);

(6)
any final judgment or judgments for the payment of money in an aggregate amount in excess of $10.0 million (or its foreign currency equivalent at the time) (net of any amounts that a reputable and creditworthy insurance company shall have acknowledged liability for in writing) that shall be rendered against the Parent or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (which we refer to as judgment default provisions);

(7)
certain events involving bankruptcy, insolvency or reorganization of the Parent, the Company or any of their respective Significant Restricted Subsidiaries (which we refer to as bankruptcy provisions); and

(8)
any Guarantee of the Parent or a Significant Restricted Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or any Guarantor denies or disaffirms its obligations under its Guarantee (which we refer to as guarantee provisions).

A Default under clause (4) is not an Event of Default until the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding notify the Company of the Default and the Company does not cause such Default to be cured within the time specified after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the event of default or payment default triggering such Event of Default shall be remedied or cured by the Parent or a Restricted Subsidiary or waived by the holders of the relevant Debt within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes have been cured or waived.

The Company shall deliver to the Trustee written notice in the form of an Officers’ Certificate, within 30 days after the occurrence, of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Company is taking or proposes to take with respect to the event.

If an Event of Default with respect to the notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization described in clause (7) above) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the principal amount of all the notes then outstanding, plus accrued but unpaid interest to the date of acceleration.  In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization described in clause (7) above shall occur, such amount with respect to all the notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the notes.  After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of at least a majority in aggregate principal amount of the notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.

Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the Trustee reasonable indemnity satisfactory to the Trustee.  Subject to such provisions for the indemnification of the Trustee, the holders of at least a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes.

No holder of notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)	such holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Company;

(b)
the registered holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee; and

(c)
the Trustee shall not have received from the registered holders of at least a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest, including Special Interest, if any, on, such note on or after the respective due dates expressed in such note.

Amendments and Waivers

Subject to certain exceptions, the Company and the Trustee with the consent of the registered holders of at least a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) may amend the indenture, the notes and the Guarantees, and the registered holders of at least a majority in aggregate principal amount of the notes outstanding may waive any past default or compliance with any provisions of the indenture, the notes and the Guarantees (except a default in the payment of principal, premium, interest, including Special Interest, if any, and certain covenants and provisions of the indenture which cannot be amended without the consent of each holder of an outstanding note).  However, without the consent of each holder of an outstanding note, no amendment may, among other things,

(1)	reduce the amount of notes whose holders must consent to an amendment or waiver,

(2)	reduce the rate of, or extend the time for payment of, interest, including Special Interest, if any, on, any note,

(3)	reduce the principal of, or extend the Stated Maturity of, any note,

(4)	make any note payable in money other than that stated in the note,

(5)
make any change in provisions of the indenture protecting the right of any holder of the notes to receive payment of principal of, premium, if any, and interest, including Special Interest, if any, on, such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes or any Guarantee,

(6)	reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed, as described under “—Optional Redemption,”

(7)
reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control offer relating thereto must be made or at which the notes must be repurchased pursuant to such Change of Control offer,

(8)
at any time after the Company is obligated to make a prepayment offer with the Excess Proceeds from Asset Sales, change the time at which such prepayment offer must be made or at which the notes must be repurchased pursuant thereto,

(9)	expressly subordinate the notes or any Guarantee to any other Indebtedness of the Company or any Guarantor, or

(10)	make any change in any Guarantee that would adversely affect the holders of the notes.

The indenture, the notes and the Guarantees may be amended by the Company and the Trustee without the consent of any holder of the notes to:

(1)	cure any ambiguity, omission, defect or inconsistency in any manner that is not adverse in any material respect to any holder of the notes,

(2)	provide for the assumption by a Surviving Person of the obligations of the Parent or a Restricted Subsidiary under the indenture,

(3)
provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code),

(4)	add additional Guarantees with respect to the notes or release Guarantors from Guarantees as provided or permitted by the terms of the indenture,

(5)	secure the notes, add to the covenants of the Parent and the Company for the benefit of the holders of the notes or surrender any right or power conferred upon the Parent or the Company,

(6)	make any change that does not adversely affect the rights of any holder of the notes,

(7)	comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act,

(8)	add a co-issuer of the notes as contemplated under “—Certain Covenants—Merger, Consolidation and Sale of Property,” or

(9)	provide for the issuance of additional notes in accordance with the indenture.

The consent of the holders of the notes is not necessary to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.  After an amendment becomes effective, the Company will be required to mail to each registered holder of the notes at such holder’s address appearing in the security register of the Company for the notes a notice briefly describing such amendment.  However, the failure to give such notice to all holders of the notes, or any defect in such notice, will not impair or affect the validity of the amendment.

Defeasance

The Company at any time may terminate all its obligations under the notes and the indenture and all of the obligations of the Guarantors (we refer to this as legal defeasance), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.  In addition, the Company at any time may terminate:

(1)	the obligations of the Company and its Restricted Subsidiaries under the covenants described under “—Repurchase at the Option of Holders Upon a Change of Control” and “—Certain Covenants,”

(2)
the operation of the cross acceleration provisions, the judgment default provisions and the bankruptcy provisions with respect to Significant Restricted Subsidiaries and the guarantee provisions described under “—Events of Default” above, and

(3)	the limitations contained in clause (e) under the first and second paragraph of “—Certain Covenants—Merger, Consolidation and Sale of Property” above (we refer to this as covenant defeasance).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto.  If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under “—Certain Covenants”), (5), (6), (7) (with respect only to Significant Restricted Subsidiaries) or (8) under “—Events of Default” above or because of the failure of the Company or the Parent to comply with clause (e) under the first and second paragraph of, “—Certain Covenants—Merger, Consolidation and Sale of Property” above.  If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all its obligations under its Guarantee.

The legal defeasance option or the covenant defeasance option may be exercised only if:

(a)
the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest, including Special Interest, if any, on the notes to maturity or redemption, as the case may be;

(b)
the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the notes to be defeased to maturity or redemption, as the case may be;

(c)
the Company delivers to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(d)
no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto (other than a Default resulting from the borrowing of funds to be applied to such deposit);

(e)	such deposit does not constitute a default under any other material agreement or instrument binding on the Company (other than the indenture);

(f)	in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

(1)	the Company has received from the Internal Revenue Service a ruling, or

(2)
since the Issue Date there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

(g)
in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(h)
the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the indenture.

Governing Law

The indenture and the notes are governed by the internal laws of the State of New York without reference to principles of conflicts of law.

The Trustee

U.S. Bank National Association is the Trustee under the indenture.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture.  During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture.  Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.  Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

“Acquired Debt” means Debt of a Person outstanding on the date on which such Person becomes a Restricted Subsidiary (including by way or merger, consolidation or amalgamation) or assumed in connection with the acquisition of assets from such Person.

“Additional Assets” means:

(a)	any Property (other than cash, Cash Equivalents and securities) to be owned by the Parent or any of its Restricted Subsidiaries and used in a Permitted Business; or

(b)
Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent or a Restricted Subsidiary from any Person other than the Parent or a Subsidiary of the Parent; provided, however, that such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Parent or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a disposition), of

(a)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), or

(b)
any other Property of the Parent or any Restricted Subsidiary outside of the ordinary course of business of the Parent or such Restricted Subsidiary, other than, in the case of clause (a) above or this clause (b),

(1)	any disposition by a Restricted Subsidiary to the Parent or by the Parent or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

(2)	any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments,”

(3)	any disposition effected in compliance with the first paragraph of the covenant described under “—Merger, Consolidation and Sale of Property,”

(4)	any disposition in a single transaction or a series of related transactions of Property for aggregate consideration of less than $2.5 million,

(5)	the disposition of cash or Cash Equivalents,

(6)	the disposition of accounts receivable and related assets (including contract rights) to a Securitization Subsidiary in connection with a Permitted Receivables Financing,

(7)
any foreclosure upon any assets of the Parent or any of its Restricted Subsidiaries in connection with the exercise of remedies by a secured lender pursuant to the terms of Debt otherwise permitted to be incurred under the indenture,

(8)	the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind, and

(9)	the sale of the Capital Stock, Debt or other securities of an Unrestricted Subsidiary.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a)	if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b)	in all other instances, the greater of:

(1)	the Fair Market Value of the Property subject to such Sale and Leaseback Transaction, and

(2)
the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a)
the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b)	the sum of all such payments.

“Board of Directors” means the board of directors of the Parent or a Restricted Subsidiary, as the case may be.

“Capital Contributions” means either (i) the aggregate cash proceeds received by the Parent from the issuance or sale (other than to a Subsidiary of the Parent or an employee stock ownership plan or trust established by the Parent or any such Subsidiary for the benefit of their employees) by the Parent of its Capital Stock (other than Disqualified Stock and Preferred Stock) since January 1, 2010, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable by the Parent as a result of such issuance or sale or from any capital contribution received by the Parent from any holder of its Capital Stock or (ii) the Fair Market Value of any assets or Property contributed to the Parent or acquired through the issuance of Capital Stock (other than Disqualified Stock) of the Parent since January 1, 2010; provided that such assets or Property are used or useful in a Permitted Business.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity of such Debt shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.  For purposes of “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Cash Equivalents” means any of the following:

(a)	Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition of such U.S. Government Obligations;

(b)
Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition of such time deposit accounts, certificates of deposit and money market deposits issued by a bank or trust company organized under the laws of the United States of America or any state of the United States of America having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c)	repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) entered into with:

(1)	a bank meeting the qualifications described in clause (b) above, or

(2)	any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d)
Investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment in such commercial paper is made of “P-1” (or higher) according to Moody’s or “A-l” (or higher) according to S&P (or such similar equivalent rating by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e)
direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality of the United States of America or any state of the United States of America) for the payment of which the full faith and credit of such state is pledged; provided that:

(1)
the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act)), and

(2)	such obligations mature within 365 days of the date of acquisition of such obligation;

(f)
interests in investment companies or money market funds at least 95% of the assets of which on the date of acquisition constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition; and

(g)	in the case of any Foreign Restricted Subsidiary:

(1)
direct obligations of the sovereign nation (or agency of the sovereign nation) in which such Foreign Restricted Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency of the sovereign nation);

(2)
investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign ratings agencies; and

(3)
investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which investments or obligors are not rated as provided in such clauses or in clause (2) above but which are, in the reasonable judgment of the Parent as evidenced by a board resolution, comparable in investment quality to such investments and obligors; provided that the amount of such investments pursuant to this clause (g)(3) outstanding at any one time shall not exceed $15.0 million.

“Change of Control” means the occurrence of any of the following events:

(a)
any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Parent or the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least 35% of the total voting power of the Voting Stock of such parent corporation); or

(b)
the sale, transfer, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Parent and its Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary), shall have occurred, or the Parent or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Parent or the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of such entity is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1)	the outstanding Voting Stock of such entity is reclassified into or exchanged for other Voting Stock of such entity or for Voting Stock of the Surviving Person; and

(2)
the holders of the Voting Stock of such entity immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of such entity or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(c)	the stockholders of the Parent or the Company shall have approved any plan of liquidation or dissolution of the Parent or the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed for the purpose of fixing, hedging or swapping the price risk related to fluctuations in commodity prices.

“Comparable Treasury Issue” means the United States treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date:

(a)
the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under “Treasury Constant Maturities,” or

(b)	if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of:

(a)	the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which consolidated financial statements are available prior to such determination date to

(b)	Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if

(A)	since the beginning of such period the Parent or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B)	the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Parent or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2)	if

(A)
since the beginning of such period the Parent or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(B)	the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

(C)
since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period (giving effect to any Pro Forma Cost Savings in connection with any such acquisition).

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).  In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Parent shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Parent and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Parent and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Parent or its Restricted Subsidiaries,

(a)	interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

(b)
amortization of debt discount and debt issuance cost, including commitment fees (other than amortization or write-off of debt issuance costs incurred in connection with or as a result of the Transactions),

(c)	capitalized interest,

(d)	non-cash interest expense,

(e)	commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing,

(f)	net payments and receipts (if any) associated with Hedging Obligations (including amortization of fees),

(g)	Disqualified Stock Dividends,

(h)	Preferred Stock Dividends,

(i)	interest Incurred in connection with Investments in discontinued operations,

(j)	interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Parent or any Restricted Subsidiary, and

(k)
the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Parent) in connection with Debt Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income (loss) of the Parent and its consolidated Restricted Subsidiaries (and before any reduction in respect of Preferred Stock Dividends that are Restricted Payments); provided, however, that there shall not be included in such Consolidated Net Income:

(a)
any net income (loss) of any Person (other than the Parent) if such Person is not a Restricted Subsidiary, except that, subject to the exclusion contained in clause (c) below, equity of the Parent and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below);

(b)
any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company in the case of a Restricted Subsidiary of the Company or to the Parent in the case of a Restricted Subsidiary of the Parent that is not a Restricted Subsidiary of the Company, except that:

(1)
subject to the exclusion contained in clause (c) below, the equity of the Parent and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Parent or one of its Restricted Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

(2)	the equity of the Parent and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(c)
any gain or loss realized upon the sale or other disposition of any Property of the Parent or any of its consolidated Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

(d)	any net after-tax extraordinary gain or loss (including all fees and expenses relating thereto);

(e)	the cumulative effect of a change in accounting principles;

(f)
any non-cash compensation charges or other non-cash expenses or charges arising from the grant, issuance, vesting or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change in any such stock, stock options or other equity-based awards;

(g)	any restructuring charges or other non-recurring costs and expenses incurred (x) in connection with the Transactions or (y) incurred prior to the Issue Date;

(h)	any non-cash goodwill or other asset impairment charges incurred subsequent to the Issue Date resulting from the application of Statement of Financial Accounting Standards No. 142;

(i)	any net after-tax income or loss from discontinued operations and net after-tax gains or losses on disposal of discontinued operations; and

(j)	any unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP.

Notwithstanding the foregoing, for purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Parent or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) of the first paragraph thereof.

“Credit Facilities” means, with respect to the Parent or any Restricted Subsidiary, one or more debt or commercial paper facilities or indentures with banks or other institutional lenders or investors (including without limitation the Senior Secured Credit Facilities) providing for revolving credit loans, term loans, notes, debentures or other debt securities, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed for the purpose of fixing, hedging or swapping currency exchange rate risk.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a)	the principal of and premium (if any) in respect of:

(1)	debt of such Person for money borrowed, and

(2)	debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c)
all obligations of such Person representing the deferred and unpaid purchase price of Property, except to the extent such balance constitutes a trade accounts payable or similar obligation to a trade creditor arising in the ordinary course of business;

(d)
all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e)
the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f)
all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g)
all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h)	to the extent not otherwise included in this definition, the net amount paid under any Hedging Obligations of such Person with respect to any Interest Rate Agreement.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.  The amount of Debt represented by a Hedging Obligation shall be equal to:

(1)	zero if such Hedging Obligation has been Incurred pursuant to clause (f), (g) or (h) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt,” or

(2)	the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means any non-cash consideration received by the Parent or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as “Designated Non-cash Consideration” pursuant to an officer’s certificate executed by the Chief Financial Officer of the Parent.  Such officer’s certificate shall state the Fair Market Value of such non-cash consideration and the basis of such valuation.  A particular item of Designated Non-cash Consideration shall no longer be considered to be outstanding to the extent it has been sold or liquidated for cash (but only to the extent of the cash received).

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock of the Parent or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b)	is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c)	is convertible or exchangeable at the option of the holder of such Capital Stock for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the date that is 91 days after the Stated Maturity of the notes; provided, however, that only the portion of the Capital Stock which so matures or is so mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder of such Capital Stock prior to such date, shall be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require the Parent or a Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that the Parent and the Restricted Subsidiaries may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the indenture described under “Repurchase at the Option of Holders Upon a Change of Control” and “Certain Covenants—Limitation on Asset Sales” and such repurchase or redemption complies with the covenant described under “Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Parent held by Persons other than a Wholly Owned Restricted Subsidiary; provided that Disqualified Stock Dividends shall not include dividends paid or payable through the issuance of additional shares of Capital Stock (other than Disqualified Stock).  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the effective federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Parent.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

“EBITDA” means, for any period, an amount equal to, for the Parent and its consolidated Restricted Subsidiaries:

(a)	the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1)	the provision for taxes based on income or profits or utilized in computing net loss,

(2)	Consolidated Interest Expense,

(3)	depreciation,

(4)	amortization of intangibles,

(5)
any other non-cash items (including, without limitation, charges arising from fair value accounting required by Statement of Financial Accounting Standards No. 133) (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period),

(6)
any restructuring charges (without duplication) as disclosed on the financial statements or the notes related to the financial statements in accordance with GAAP, including, without limitation, $2.5 million identified as the cost of severance for termination of employees associated with downsizing and costs associated with replacing the chief executive officer of the Company, and

(7)
any fees, expenses, costs or charges relating to any acquisition, asset sale, or incurrence or amendment of Debt permitted to be incurred or amended, as the case may be, by the indenture, whether or not successful, including fees, expenses, costs and charges relating to the offering of the initial notes and the other Transactions; minus

(b)
all non-cash items increasing Consolidated Net Income for such period (other than (i) any such non-cash item to the extent that it will result in the receipt of cash payments in any future period and (ii) reversals of prior accruals or reserves for non-cash items previously excluded from the calculation of EBITDA pursuant to clause (a)(5) of this definition).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

“Equity Offering” means any public or private sale of common stock or common units, as the case may be, of the Parent.

“Event of Default” has the meaning set forth under “—Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” mean the net cash proceeds received by the Parent after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Parent or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Parent, in each case, designated within 30 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officers’ Certificate; provided that such net cash proceeds shall be excluded from the calculation set forth in clause (c)(2) of the first paragraph of the covenant described above under the heading “—Certain Covenants—Limitation on Restricted Payments.”

“Fair Market Value” means, with respect to any Property, the price that could reasonably be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined, except as otherwise provided,

(a)	if such Property has a Fair Market Value equal to or less than $5.0 million, by any Officer of the Company, or

(b)
if such Property has a Fair Market Value in excess of $5.0 million, by at least a majority of the Board of Directors and evidenced by a resolution of the Board of Directors, dated within 30 days of the relevant transaction, delivered to the Trustee.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State of the United States of America or the District of Columbia.

“GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

(a)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(b)	the statements and pronouncements of the Financial Accounting Standards Board,

(c)	such other statements by such other entity as approved by a significant segment of the accounting profession, and

(d)
the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, or to maintain financial statement conditions or otherwise), or

(b)	entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” shall not include:

(1)	endorsements for collection or deposit in the ordinary course of business, or

(2)
a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of “Permitted Investment.”

The term “guarantee” used as a verb has a corresponding meaning.  The term “guarantor” shall mean any Person guaranteeing any obligation.

“Guarantee” means a Guarantee on the terms set forth in the indenture by a Guarantor of the Company’s obligations with respect to the notes.

“Guarantor” means the Parent, each Domestic Restricted Subsidiary (other than the Company) and any other Person that becomes a Guarantor pursuant to the covenant described under “—Certain Covenants—Future Guarantors” or who otherwise executes and delivers a supplemental indenture to the Trustee providing for a Guarantee.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“holder” means a Person in whose name a note is registered.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided, further that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.  Solely for purposes of determining compliance with the covenant described under “—Certain Covenants—Limitation on Debt,” the amortization of debt discount shall not be deemed to be the Incurrence of Debt; provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the accreted value of such Debt.

“Independent Financial Advisor” means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Parent or the Company.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed for the purpose of fixing, hedging or swapping interest rate risk.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit (other than advances to employees for travel and other business expenses in the ordinary course of business) or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person.  For purposes of the covenants described under “—Certain Covenants—Limitation on Restricted Payments” and “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” and the definition of “Restricted Payment;” the term “Investment” shall include the portion (proportionate to the Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a)	the Parent’s “Investment” in such Subsidiary at the time of such redesignation, less

(b)	the portion (proportionate to the Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

Investment shall also include the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Parent or another Restricted Subsidiary if the result of such issuance, sale or other disposition is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such Investment shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Parent and the other Restricted Subsidiaries.  In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Issue Date” means March 24, 2010.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance or other security agreement on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Service, Inc.

“Net Available Cash” from any Asset Sale means cash payments received from such Asset Sale (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a)
all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

(b)
all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale (other than with respect to the Senior Secured Credit Facilities), in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

(c)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

(d)
the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Parent or any Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities relating to environmental matters and liabilities under any indemnification liabilities associated with an Asset Sale.

“Non-Recourse Debt,” with respect to any Person, means Debt of such Person for which the sole legal recourse for collection of principal and interest on such Debt is against the specific property identified in the instruments evidencing or securing such Debt.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company.

“Permitted Business” means any business that is reasonably related, ancillary or complementary to the businesses of the Parent and the Restricted Subsidiaries on the Issue Date or other business that is a reasonable extension or expansion of such businesses.

“Permitted Investment” means any Investment by the Parent or a Restricted Subsidiary in:

(a)	the Parent or any Restricted Subsidiary;

(b)	any Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided that the primary business of such Restricted Subsidiary is a Permitted Business;

(c)
any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Parent or a Restricted Subsidiary; provided that such Person’s primary business is a Permitted Business;

(d)	cash and Cash Equivalents;

(e)
receivables owing to the Parent or a Restricted Subsidiary and prepaid expenses, in each case, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or such Restricted Subsidiary deems reasonable under the circumstances;

(f)
payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g)	loans and advances to employees made in the ordinary course of business; provided that such loans and advances do not exceed $2.0 million in the aggregate at any one time outstanding;

(h)
Investments received in settlement, compromise or resolution of (i) debts created in the ordinary course of business and owing to the Parent or a Restricted Subsidiary or (ii) litigation, arbitration or other disputes with Persons;

(i)
any Investment made as a result of the receipt of non-cash consideration received in connection with (A) an Asset Sale consummated in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales,” or (B) any disposition of Property not constituting an Asset Sale;

(j)	any Investment acquired solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of Parent;

(k)	Investments existing on the Issue Date;

(l)	any Hedging Obligation;

(m)	Investments in a Securitization Subsidiary that are necessary to effect a Permitted Receivables Financing;

(n)	advances, loans or extensions of credit to suppliers and vendors in the ordinary course of business;

(o)
Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

(p)
guarantees not otherwise permitted under clause (a) above which are permitted by the covenant described under “—Certain Covenants—Limitation on Debt” that do not exceed $5.0 million in the aggregate outstanding at any one time; and

(q)	Investments not otherwise permitted under clauses (a) through (p) above made for Fair Market Value that do not exceed $20.0 million in the aggregate outstanding at any one time.

For purposes of determining Permitted Investments, in the event that an Investment meets the criteria of more than one of the categories of (a) through (q) above, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such Investment in any manner that complies with the foregoing definition.

“Permitted Liens” means:

(a)	Liens to secure Debt permitted to be Incurred under clause (b) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(b)
Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”; provided that any such Lien may not extend to any Property of the Parent or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

(c)	Liens to secure Debt permitted to be Incurred under clause (n) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(d)
Liens for taxes, assessments or governmental charges or levies on the Property of the Parent or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(e)
Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Parent or any Restricted Subsidiary arising in the ordinary course of business;

(f)
Liens on the Property of the Parent or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Parent and the Restricted Subsidiaries taken as a whole;

(g)
Liens on Property at the time the Parent or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Parent or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Parent or any Restricted Subsidiary; provided, further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Parent or any Restricted Subsidiary;

(h)
Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Parent or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided, further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(i)
pledges or deposits by the Parent or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Parent or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Parent or the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(j)	utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(k)	Liens existing on the Issue Date not otherwise described in clauses (a) through (j) above;

(1)
Liens on the Property of the Parent or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (g), (h) or (k) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1)
the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (g), (h) or (k) above, as the case may be, at the time the original Lien became a Permitted Lien under the indenture, and

(2)	an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Parent or such Restricted Subsidiary in connection with such Refinancing;

(m)	Liens in favor of the Parent or any of its Restricted Subsidiaries;

(n)	Liens securing Hedging Obligations which Hedging Obligations relate to Debt that is otherwise permitted to be Incurred under the terms of the indenture;

(o)	Liens on assets transferred to a Securitization Subsidiary on assets of a Securitization Subsidiary Incurred in connection with a Permitted Receivables Financing;

(p)	Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(q)	judgment Liens not giving rise to an Event of Default;

(r)	Liens securing the notes together with any additional notes and any note guarantees; and

(s)	Liens not otherwise permitted by clauses (a) through (r) above securing Debt in an amount not to exceed $10.0 million.

“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable and any assets related thereto, including without limitation, all collateral securing such accounts receivable and other assets (including contract rights) and all guarantees and other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are granted, including with respect to asset securitization transactions, of the Parent or any Restricted Subsidiary and enters into a third party financing thereof on terms that the Board of Directors has concluded as evidenced by a board resolution are customary and market terms fair to the Parent and its Restricted Subsidiaries.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a)	such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1)	the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2)	an amount necessary to pay any accrued interest on the Debt being Refinanced and any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(b)	the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c)	the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

(d)
the new Debt shall be subordinated in right of payment to the notes or guarantees as applicable, if the Debt that is being Refinanced was subordinated in right of payment to the notes or guarantees, as applicable;

provided, however, that Permitted Refinancing Debt shall not include:

(x)	Debt of a Subsidiary of the Parent that is not a Guarantor (other than the Company) that Refinances Debt of the Company or a Guarantor, or

(y)	Debt of the Parent or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision of any government or any agency or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder of such Capital Stock to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Parent or a Wholly Owned Restricted Subsidiary or dividends paid or payable through the issuance of additional shares of Capital Stock (other than Disqualified Stock).  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the effective federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (1) were directly attributable to an acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the determination date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the Issue Date; (2) were actually implemented with respect to the acquisition within six months after the date of the acquisition and prior to the determination date that are supportable and quantifiable by underlying accounting records; or (3) relate to the acquisition and that the Board of Directors of the Company reasonably determines are probable and based upon specifically identifiable actions to be taken within six months of the date of the acquisition and, in the case of each of (1), (2) and (3), are described as provided below in an Officers’ Certificate, as if all such reductions in costs had been effected as of the beginning of such period.  Pro Forma Cost Savings described above shall be established by a certificate delivered to the Trustee from the Chief Financial Officer of the Company that outlines the specific actions taken or to be taken and the net cost savings achieved or to be achieved from each such action and, in the case of clause (3) above, that states such savings have been determined to be probable.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.  For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt:

(a)
consisting of the deferred purchase price of Property (including Debt issued to any Person owning such Property), conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

(b)
Incurred to finance the acquisition (whether through the direct purchase of Property or the Capital Stock of any Person owning such Property), construction or lease by the Parent or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Parent or such Restricted Subsidiary.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (f/k/a Banc of America Securities LLC) or Deutsche Bank Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City, the Company shall substitute therefor another primary treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Refinance” means, in respect of any Debt, to refinance, extend, modify, restate, substitute, amend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt.  “Repayment” and “Repaid” shall have correlative meanings.  For purposes of the covenant described under “—Certain Covenants—Limitation on Asset Sales” and the definition of “Consolidated Interest Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Restricted Payment” means:

(a)
any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Parent or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Parent or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Parent or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Parent or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Parent;

(b)
the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Parent or any Restricted Subsidiary (other than from the Parent, a Restricted Subsidiary or any non-Affiliate of the Company that owns Capital Stock of the Parent or any Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Parent that is not Disqualified Stock);

(c)
the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Debt (other than the purchase, repurchase or other acquisition of any Subordinated Debt purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

(d)	any Investment (other than Permitted Investments) in any Person.

“Restricted Subsidiary” means the Company and any other Subsidiary of the Parent other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business of Standard & Poor’s Ratings Services.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Parent or a Restricted Subsidiary transfers such Property to another Person and the Parent or a Restricted Subsidiary leases it from such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” means a Subsidiary of the Parent:

(a)	that is designated a Securitization Subsidiary by the Board of Directors;

(b)
that does not engage in, and whose charter documents prohibit it from engaging in, any activities other than Permitted Receivables Financings and any activities necessary, incidental or related thereto;

(c)	no portion of the Debt or any other obligation, contingent or otherwise, of which:

(A)	is guaranteed by the Parent or any Restricted Subsidiary;

(B)	is recourse to or obligates the Parent or any Restricted Subsidiary in any way; or

(C)
subjects any Property or asset of the Parent or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than Standard Securitization Undertakings;

(d)
with respect to which neither the Parent nor any Restricted Subsidiary (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (c) and (d), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Senior Secured Credit Facilities” means the Debt represented by:

(1)
the credit agreement, dated as of the date of the indenture, among the Company, as borrower thereunder, the Parent, Bank of America, N.A. as administrative agent, Deutsche Bank Securities Inc., as syndication agent, joint lead arranger and joint book-running manager, Banc of America Securities LLC, as joint lead arranger and joint book-running manager and the lenders and issuers party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the same may be amended, supplemented or otherwise modified from time to time, including amendments, supplements, or modifications relating to the addition or elimination of Subsidiaries of the Company as borrowers, guarantors or other credit parties thereunder; and

(2)
any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative Agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Senior Secured Credit Facilities or one or more other credit or other agreements).

“Significant Restricted Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Special Interest” has the meaning set forth in a registration rights agreement relating to amounts to be paid in the event the Company fails to satisfy certain conditions set forth in the registration rights agreement.  For all purposes of the exchange offer, interest shall include Special Interest, if any, with respect to the notes.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent or any of its Restricted Subsidiaries which are reasonable and customary in the securitization of receivables transactions.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder of the security upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Debt” means any Debt of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes or the applicable Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a)	such Person,

(b)	such Person and one or more Subsidiaries of such Person, or

(c)	one or more Subsidiaries of such Person.

“Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of the covenant described under “—Merger, Consolidation and Sale of Property,” a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“Transactions” means the offering of $150,000,000 of the initial notes, the offer to purchase the 91⁄4% Senior Subordinated Notes due 2012 of the Company and the entering into of the Senior Secured Credit Facility.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Parent that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and (b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality of the United States of America) for the payment of which the full faith and credit of the United States of America is pledged.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Parent and its other Wholly Owned Restricted Subsidiaries.

DESCRIPTION OF THE NEW NOTES

The terms of the new notes are substantially identical to those of the exchange notes, except that (1) the new notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the registration rights agreement (which rights will terminate upon consummation of the exchange offer, except under limited circumstances); and (2) the new notes provide for additional interest as a result of our failure to fulfill certain registration obligations.

The new notes provide that, in the event that we and the guarantors have not exchanged the exchange notes for all new notes validly tendered in accordance with the terms of an exchange offer on or before the 366th day after the original issue date of the new notes or, if applicable, a shelf registration statement covering resales of the new notes has not been declared effective or such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the new notes at a rate of 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum thereafter, until an exchange offer is completed, the shelf registration statement is declared effective or, if such shelf registration statement ceased to be effective, again becomes effective, or until the second anniversary of the original issue date of the new notes, unless such period is extended, as described in the registration rights agreement which we entered into with the initial purchasers of the new notes.

The exchange notes are not, and upon consummation of the exchange offer with respect to the new notes will not be, entitled to any additional interest.  Holders of new notes should review the information set forth under “Risk Factors” and “Description of the Exchange Notes.”

BOOK ENTRY, SETTLEMENT AND CLEARANCE

The Global Notes

The exchange notes will be issued in the form of several registered notes in global form, without interest coupons (we refer to such exchange notes in global form as the global notes).

Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (DTC participants) or persons who hold interests through DTC participants.  We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of persons who have accounts with DTC; and

•
ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Exchanges Among the Global Notes

Beneficial interests in one global note may generally be exchanged for interests in another global note.  Depending on whether the transfer is being made during or after the distribution compliance period, and to which global note the transfer is being made, the trustee may require the seller to provide certain written certifications in the form provided in the indenture.  In addition, in the case of a transfer of interests to an institutional accredited investor global note, the trustee may require the buyer to deliver a representation letter in the form provided in the indenture that states, among other things, that the buyer is not acquiring notes with a view to distributing them in violation of the Securities Act.

A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC.  We provide the following summaries of those operations and procedures solely for the convenience of investors.  The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time.  We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants.  DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations.  Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.  Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture.  Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note.  Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences relevant to the exchange of new notes for exchange notes in the exchange offer, but does not purport to be a complete analysis of all potential tax effects.  This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations issued thereunder, Internal Revenue Service (IRS) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time.  Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes.  We have not sought and will not seek any rulings from the IRS, with respect to the matters discussed below.  There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of new notes for exchange notes in the exchange offer or that any position would not be sustained.

This discussion is limited to holders who exchange new notes for exchange notes in the exchange offer.  This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks and certain other financial institutions, partnerships and other pass-through entities (or investors in such entities), regulated investment companies, real estate investment trusts, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, U.S. holders whose functional currency is not the U.S. dollar, holders subject to alternative minimum tax, tax-exempt organizations, tax deferred or other retirement accounts and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction.  In addition, this discussion is limited to persons that hold the notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.  This discussion does not address the effect of any applicable state, local, foreign or other tax laws, including gift and estate tax laws and any consequences resulting from the recently enacted Medicare tax on investment income.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding the notes, you should consult your tax advisor regarding the tax consequences of the exchange of new notes for exchange notes in the exchange offer.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.  HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.

The exchange of new notes for exchange notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes.  As a result, (1) a holder will not recognize taxable gain or loss as a result of exchanging such holder’s new notes for exchange notes in the exchange offer; (2) the holding period of the exchange notes will include the holding period of the new notes exchanged therefor; and (3) the adjusted basis of the exchange notes received will be the same as the adjusted basis of the new notes exchanged therefor immediately before such exchange.

TREASURY DEPARTMENT CIRCULAR 230 DISCLOSURE: Any discussion of tax issues set forth in this prospectus was written in connection with the promotion and marketing of the transactions described herein.  Such discussion was not intended or written to be used, and it cannot be used, by any person for the purpose of avoiding any tax penalties that may be imposed on such person.  Each holder should seek advice based on its particular circumstances from an independent tax adviser.

PLAN OF DISTRIBUTION

We are not using any underwriters for the exchange offer and we are bearing the expense of the exchange offer.  Each broker-dealer that receives exchange notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for new notes where such notes were acquired as a result of market-making activities or other trading activities.  We have agreed that we will use our commercially reasonable efforts to keep this prospectus continuously effective, supplemented and amended to ensure that it is available for resales of exchange notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities for a period ending on the earlier of (i) 180 days from the date on which this prospectus is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

We will not receive any proceeds from the issuance of exchange notes in the exchange offer or from any sale of exchange notes by broker-dealers.  Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes.  Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period ending on the earlier of (i) 180 days from the date on which this prospectus is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will promptly send a reasonable number of additional copies of the prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.  We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for all of the holders of the new notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

CERTAIN ERISA CONSIDERATIONS

The exchange notes may be acquired and held by an employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (which we refer to as ERISA), or by an individual retirement account or other plan subject to Section 4975 of the Code.  A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of the exchange notes is consistent with its fiduciary duties under ERISA.  The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any other federal, state, local, non-U.S. or other laws or requirements that are similar to such provisions of ERISA or the Code (we refer to these laws collectively as similar law), must also determine that its purchase and holding of the exchange notes do not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any applicable similar law.  Each holder of our exchange notes who is subject to Section 406 of ERISA, Section 4975 of the Code or any similar law (we refer to each such holder as a plan investor) will be deemed to have represented by its acquisition and holding of the exchange notes that its acquisition and holding of the exchange notes does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable similar law.  The sale of any exchange notes to any plan investor is in no respect a representation by us, our parent guarantor, our subsidiary and affiliate guarantors, or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plan investors generally or any particular plan investor, or that such an investment is appropriate for plan investors generally or any particular plan investor.

LEGAL MATTERS

The validity of the exchange notes and guarantees offered hereby has been passed upon for us by Alston & Bird LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2011 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prestige Brands, Inc.

Exchange Offer for
$100,024,000
8.25% Senior Notes due 2018

We are offering to exchange:

up to $100,024,000 of our new 8.25% Senior Notes due 2018

for

a like amount of our outstanding unregistered 8.25% Senior Notes due 2018

PROSPECTUS

We have not authorized anyone to give any information or represent anything to you other than the information contained in this prospectus.  You must not rely on any unauthorized information or representations.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Prestige Delaware Entities

The officers and directors of Prestige Brands Holdings, Inc. (a Delaware corporation), Prestige Personal Care Holdings, Inc., Prestige Personal Care, Inc., Prestige Services Corp., Medtech Holdings, Inc., Medtech Products Inc., The Cutex Company, The Denorex Company, The Spic and Span Company and Blacksmith Brands, Inc. (collectively, the “Prestige Delaware Entities”) are covered by certain provisions of the Delaware General Corporation Law (or the DGCL) and the respective certificates of incorporation and insurance policies of such entities, that serve to limit and, in certain instances, to indemnify them against certain liabilities that they may incur in such capacities.  These various provisions are described below.

In June 1986, Delaware enacted legislation that authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care.  This duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all significant information reasonably available to them.  Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care.  Although the statute does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission.  The certificates of incorporation of the Prestige Delaware Entities limit the liability of the directors of such entities to the fullest extent permitted by such legislation.  Specifically, the directors of the Prestige Delaware Entities will not be personally liable for monetary damages for breach of a director’s fiduciary duty as director, except for liability: (1) for any breach of the director’s duty of loyalty, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful share repurchases or redemptions as provided in Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Under Delaware law, the Prestige Delaware Entities have the power, under specified circumstances generally requiring the director or officer to act in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the relevant Prestige Delaware Entity, to indemnify its directors and officers in connection with actions, suits or proceedings brought against them by a third party or in the name of the particular entity by reason of the fact that (i) they were or are such directors or officers or (ii) while a director or officer, they are or were serving at the request of the relevant Prestige Delaware Entity as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic entity, to the fullest extent permitted under the DGCL.  The Prestige Delaware Entities also have the authority to indemnify any of their employees or agents to the fullest extent permitted by law.  In addition, certain of the Prestige Delaware Entities have entered into indemnification agreements with their directors and officers that generally provide for indemnification under circumstances for which indemnification would otherwise be discretionary under Delaware law.

Certain of the Prestige Delaware Entities maintain insurance coverage on behalf of any person who is or was a director or officer of the relevant entity or is or was a director or officer of such entitiy serving at the request of such entity as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic entity, on terms at least comparable and in the same amount as the amounts set forth in the indemnitee’s respective indemnification agreement.

Prestige Virginia Entities

The officers and directors of Prestige Brands Holdings, Inc. (a Virginia corporation) and Prestige Brands International, Inc. (collectively, the “Prestige Virginia Entities”) are covered by certain provisions of the Virginia Stock Corporation Act (or the VSCA) and the respective Articles of Incorporation and insurance policies of such entities, that serve to limit and, in certain instances, to indemnify them against certain liabilities that they may incur in such capacities.  These various provisions are described below.

The VSCA allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a defendant or respondent in any action, suit, or proceeding by reason of the fact that he or she is, or was, a director or officer of such corporation if the director or officer meets certain conditions of conduct.  Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful.  The VSCA provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

The Prestige Virginia Entities’ respective Articles of Incorporation provide for mandatory indemnification of their directors and officers who are or were a party to any proceeding, by reason of the fact that (i) they were or are a director, officer, employee or agent or (ii) while a director or officer, they are or were serving at the request of the relevant Prestige Virginia Entity as a director, trustee, partner, officer or similar functionary of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred in the proceeding.  However, the director or officer will not be indemnified for such liabilities as are incurred because of such director’s or officer’s willful misconduct or knowing violation of the criminal law.

The Prestige Virginia Entities maintain standard policies of officers’ and directors’ liability insurance on terms at least comparable and in the same amount as the amounts set forth in the indemnitee’s respective indemnification agreement.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits.

A list of exhibits filed with this registration statement is set forth on the Exhibit Index that immediately follows the signature pages and is incorporated herein by reference.

Item 22. Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the Securities Act);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the SEC) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (Exchange Act) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvington, State of New York, on July 8, 2011.

PRESTIGE BRANDS, INC.

By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 8, 2011.  Each person whose signature appears below authorizes Ronald M. Lombardi and Eric S. Klee, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title

/s/ Matthew M. Mannelly	Director and Chief Executive Officer
Matthew M. Mannelly	(Principal Executive Officer)

/s/ Ronald M. Lombardi	Director, Chief Financial Officer and Treasurer
Ronald M. Lombardi	(Principal Financial and Accounting Officer)

/s/ Eric S. Klee	Director
Eric S. Klee

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvington, State of New York, on July 8, 2011.

PRESTIGE BRANDS HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 8, 2011.  Each person whose signature appears below authorizes Ronald M. Lombardi and Eric S. Klee, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title

/s/ Matthew M. Mannelly	Director, President and Chief Executive Officer
Matthew M. Mannelly	(Principal Executive Officer)

/s/ Ronald M. Lombardi	Chief Financial Officer and Treasurer
Ronald M. Lombardi	(Principal Financial and Accounting Officer)

/s/ John E. Byom	Director
John E. Byom

/s/ Gary E. Costley	Director
Gary E. Costley

/s/ Patrick M. Lonergan	Director
Patrick M. Lonergan

/s/ Charles J. Hinkaty	Director
Charles J. Hinkaty

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvington, State of New York, on July 8, 2011.

PRESTIGE PERSONAL CARE HOLDINGS, INC.

By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 8, 2011.  Each person whose signature appears below authorizes Ronald M. Lombardi and Eric S. Klee, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title

/s/ Matthew M. Mannelly	Director and Chief Executive Officer
Matthew M. Mannelly	(Principal Executive Officer)

/s/ Ronald M. Lombardi	Director, Chief Financial Officer and Treasurer
Ronald M. Lombardi	(Principal Financial and Accounting Officer)

/s/ Eric S. Klee	Director
Eric S. Klee

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvington, State of New York, on July 8, 2011.

PRESTIGE PERSONAL CARE, INC.

By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 8, 2011.  Each person whose signature appears below authorizes Ronald M. Lombardi and Eric S. Klee, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title

/s/ Matthew M. Mannelly	Director and Chief Executive Officer
Matthew M. Mannelly	(Principal Executive Officer)

/s/ Ronald M. Lombardi	Director, Chief Financial Officer and Treasurer
Ronald M. Lombardi	(Principal Financial and Accounting Officer)

/s/ Eric S. Klee	Director
Eric S. Klee

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvington, State of New York, on July 8, 2011.

PRESTIGE SERVICES CORP.

By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 8, 2011.  Each person whose signature appears below authorizes Ronald M. Lombardi and Eric S. Klee, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title

/s/ Matthew M. Mannelly	Director and Chief Executive Officer
Matthew M. Mannelly	(Principal Executive Officer)

/s/ Ronald M. Lombardi	Director, Chief Financial Officer and Treasurer
Ronald M. Lombardi	(Principal Financial and Accounting Officer)

/s/ Eric S. Klee	Director
Eric S. Klee

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvington, State of New York, on July 8, 2011.

PRESTIGE BRANDS HOLDINGS, INC.,
a Virginia corporation

By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 8, 2011.  Each person whose signature appears below authorizes Ronald M. Lombardi and Eric S. Klee, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title

/s/ Matthew M. Mannelly	Director and Chief Executive Officer
Matthew M. Mannelly	(Principal Executive Officer)

/s/ Ronald M. Lombardi	Director, Chief Financial Officer and Treasurer
Ronald M. Lombardi	(Principal Financial and Accounting Officer)

/s/ Eric S. Klee	Director
Eric S. Klee

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvington, State of New York, on July 8, 2011.

PRESTIGE BRANDS INTERNATIONAL, INC.

By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 8, 2011.  Each person whose signature appears below authorizes Ronald M. Lombardi and Eric S. Klee, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title

/s/ Matthew M. Mannelly	Director and Chief Executive Officer
Matthew M. Mannelly	(Principal Executive Officer)

/s/ Ronald M. Lombardi	Director, Chief Financial Officer and Treasurer
Ronald M. Lombardi	(Principal Financial and Accounting Officer)

/s/ Eric S. Klee	Director
Eric S. Klee

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvington, State of New York, on July 8, 2011.

MEDTECH HOLDINGS, INC.

By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 8, 2011.  Each person whose signature appears below authorizes Ronald M. Lombardi and Eric S. Klee, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title

/s/ Matthew M. Mannelly	Director and Chief Executive Officer
Matthew M. Mannelly	(Principal Executive Officer)

/s/ Ronald M. Lombardi	Director, Chief Financial Officer and Treasurer
Ronald M. Lombardi	(Principal Financial and Accounting Officer)

/s/ Eric S. Klee	Director
Eric S. Klee

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvington, State of New York, on July 8, 2011.

MEDTECH PRODUCTS INC.

By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 8, 2011.  Each person whose signature appears below authorizes Ronald M. Lombardi and Eric S. Klee, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title

/s/ Matthew M. Mannelly	Director and Chief Executive Officer
Matthew M. Mannelly	(Principal Executive Officer)

/s/ Ronald M. Lombardi	Director, Chief Financial Officer and Treasurer
Ronald M. Lombardi	(Principal Financial and Accounting Officer)

/s/ Eric S. Klee	Director
Eric S. Klee

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvington, State of New York, on July 8, 2011.

THE CUTEX COMPANY

By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 8, 2011.  Each person whose signature appears below authorizes Ronald M. Lombardi and Eric S. Klee, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title

/s/ Matthew M. Mannelly	Director and Chief Executive Officer
Matthew M. Mannelly	(Principal Executive Officer)

/s/ Ronald M. Lombardi	Director, Chief Financial Officer and Treasurer
Ronald M. Lombardi	(Principal Financial and Accounting Officer)

/s/ Eric S. Klee	Director
Eric S. Klee

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvington, State of New York, on July 8, 2011.

THE DENOREX COMPANY

By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 8, 2011.  Each person whose signature appears below authorizes Ronald M. Lombardi and Eric S. Klee, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title

/s/ Matthew M. Mannelly	Director and Chief Executive Officer
Matthew M. Mannelly	(Principal Executive Officer)

/s/ Ronald M. Lombardi	Director, Chief Financial Officer and Treasurer
Ronald M. Lombardi	(Principal Financial and Accounting Officer)

/s/ Eric S. Klee	Director
Eric S. Klee

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvington, State of New York, on July 8, 2011.

THE SPIC AND SPAN COMPANY

By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 8, 2011.  Each person whose signature appears below authorizes Ronald M. Lombardi and Eric S. Klee, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title

/s/ Matthew M. Mannelly	Director and Chief Executive Officer
Matthew M. Mannelly	(Principal Executive Officer)

/s/ Ronald M. Lombardi	Director, Chief Financial Officer and Treasurer
Ronald M. Lombardi	(Principal Financial and Accounting Officer)

/s/ Eric S. Klee	Director
Eric S. Klee

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvington, State of New York, on July 8, 2011.

BLACKSMITH BRANDS, INC.

By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 8, 2011.  Each person whose signature appears below authorizes Ronald M. Lombardi and Eric S. Klee, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title

/s/ Matthew M. Mannelly	Director and Chief Executive Officer
Matthew M. Mannelly	(Principal Executive Officer)

/s/ Ronald M. Lombardi	Director, Chief Financial Officer and Treasurer
Ronald M. Lombardi	(Principal Financial and Accounting Officer)

/s/ Eric S. Klee	Director
Eric S. Klee

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Prestige Brands Holdings, Inc. (filed as Exhibit 3.1 to Prestige Brands Holdings, Inc.’s Form S-1/A filed on February 8, 2005).+

3.2	Amended and Restated Bylaws of Prestige Brands Holdings, Inc., as amended (filed as Exhibit 3.2 to Prestige Brands Holdings, Inc.’s Form 10-Q filed on November 6, 2009).+

3.3	Certificate of Incorporation of Prestige Brands, Inc. (filed as Exhibit 3.3 to Prestige Brands, Inc.’s Form S-4 filed on August 9, 2010).+

3.4	Bylaws of Prestige Brands, Inc, as amended (filed as Exhibit 3.4 to Prestige Brands, Inc.’s Form S-4 filed on August 9, 2010).+

4.1
Indenture, dated as of March 24, 2010, by and among Prestige Brands, Inc., each Guarantor listed on the signature pages thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.2 to Prestige Brands Holdings, Inc.’s Form 10-K filed on June 11, 2010).+

4.2
First Supplemental Indenture dated as of November 1, 2010, by and among Prestige Brands, Inc., the Guarantors listed on the signature pages thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to Prestige Brands Holdings, Inc.’s Form 10-Q filed on February 9, 2011).+

4.3	Form of 8.25% Senior Note due 2018 (contained in Exhibit 4.2 to Prestige Brands Holding, Inc.’s Form 10-K filed on June 11, 2010).+

5.1	Opinion of Alston & Bird LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries (filed as Exhibit 21.1 to Prestige Brands Holdings, Inc.’s Form 10-K filed on May 13, 2011).+

23.1	Consent of Alston & Bird LLP (reference is made to Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Powers of Attorney (contained on the signature pages of this registration statement).

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as the Trustee under the Indenture (filed as Exhibit 25.1 to Prestige Brands, Inc.’s Form S-4 filed on August 9, 2010).+

99.1	Form of Letter of Transmittal.

+	Incorporated herein by reference.